Exhibit 10.1

IMMUNO-ONCOLOGY DISCOVERY AND DEVELOPMENT AGREEMENT

By and Between

SANOFI BIOTECHNOLOGY SAS

and

REGENERON PHARMACEUTICALS, INC.

Dated as of July 1, 2015

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY. SUCH OMITTED PORTIONS, WHICH ARE MARKED WITH BRACKETS AND THREE ASTERISKS [***], HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

ARTICLE 2 DISCOVERY AND DEVELOPMENT PROGRAM
2.1	IO Discovery Program
2.2	IO Discovery Plans
2.3	Commercially Reasonable Efforts; Compliance with Laws
2.4	Further Assurances and Transaction Approvals
2.5	Exclusivity
2.6	Tail Period and Interim Period
2.7	Program Licenses; Licenses Generally
2.8	Non-Exclusive License to Sanofi
2.9	Invention Assignment
2.10	Combination Therapy
2.11	Third Party Licenses

ARTICLE 3 INFORMATION EXCHANGE AND UPDATES
3.1	Immuno-Oncology Steering Committee
3.2	Alliance Management
3.3	Obligations of the Parties and their Affiliates
3.4	Exchange of Information

ARTICLE 4 PAYMENTS
4.1	Payments to Regeneron
4.2	Discovery Program Costs
4.3	IO Development Balance
4.4	Royalty Payments for IO Royalty Products
4.5	Royalty Term and Reporting
4.6	Payment Method and Currency
4.7	Late Payments
4.8	Rights to Offset Payments
4.9	Taxes
4.10	Invoices and Documentation
4.11	Program Costs Forecasts

ARTICLE 5 OPT-IN RIGHTS TO LICENSE PRODUCT CANDIDATES
5.1	Opt-In Rights Generally
5.2	Initial and Deferred Opt-In Periods
5.3	Refused Candidates
5.4	Additional Development Prior to Opt-In
5.5	Additional Development Following Opt-In

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

5.6	Rights with respect to IO Antibodies that are also Non-IO Antibodies
5.7	Further Assurances and Transaction Approvals in Connection with Opt-In

ARTICLE 6 NEWLY CREATED INVENTIONS
6.1	Ownership of Newly Created Intellectual Property
6.2	Prosecution and Maintenance of Patent Rights
6.3	Third Party Claims

ARTICLE 7 FINANCIAL BOOKS AND RECORDS; AUDITS AND ADJUSTMENTS
7.1	Financial Books and Records
7.2	Audits and Adjustments
7.3	IFRS/GAAP

ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1	Mutual Representations and Warranties
8.2	Knowledge of Pending or Threatened Litigation
8.3	Additional Regeneron Representations, Warranties and Covenants
8.4	Disclaimer of Warranties

ARTICLE 9 CONFIDENTIALITY
9.1	Confidential Information
9.2	Injunctive Relief
9.3	Publications
9.4	Disclosures Concerning this Agreement

ARTICLE 10 INDEMNITY
10.1	Indemnity
10.2	Indemnity Procedure
10.3	Insurance

ARTICLE 11 FORCE MAJEURE

ARTICLE 12 TERM AND TERMINATION
12.1	Term
12.2	Termination for Material Breach
12.3	Termination for Insolvency
12.4	Termination for Breach of an Ancillary Collaboration Agreement
12.5	Effect of Termination by Sanofi for Breach
12.6	Effect of Termination by Regeneron for Breach
12.7	Survival of Obligations
12.8	Return of Confidential Information
12.9	Special Damages
12.10	Termination by Sanofi At Will

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ARTICLE 13 ARBITRATION
13.1	Resolution of Disputes
13.2	Arbitrable Matters
13.3	Budget Disputes

ARTICLE 14 MISCELLANOUS
14.1	Governing Law; Submission to Jurisdiction
14.2	Waiver
14.3	Notices
14.4	Entire Agreement
14.5	Amendments
14.6	Severability
14.7	Registration and Filing of the Agreement
14.8	Assignment
14.9	Successors and Assigns
14.10	Affiliates
14.11	Counterparts
14.12	Third Party Beneficiaries
14.13	Relationship of the Parties
14.14	Limitation of Damages
14.15	Non-Solicitation
14.16	Construction

SCHEDULES AND EXHIBITS

Schedule 1    [***]
Schedule 2    Example IO Antibodies
Schedule 3    Manufacturing Cost
Schedule 4    Notices
Schedule 5    Quarterly IOSC Update
Schedule 6    Opt-In Report
Exhibit A    Form of Opt-In Notice

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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IMMUNO-ONCOLOGY DISCOVERY AND DEVELOPMENT AGREEMENT
THIS IMMUNO-ONCOLOGY DISCOVERY AND DEVELOPMENT AGREEMENT (“Agreement”), dated as of July 1, 2015 (the “Effective Date”), and executed as of July 27, 2015 (the “Execution Date”) is by and between Sanofi Biotechnology SAS (“Sanofi”), a societe par actions simplifee, organized under the laws of France, having a principal place of business at 54, rue La Boétie, 75008 Paris, France, an indirect wholly owned subsidiary of Sanofi, a company organized under the laws of France with its principal headquarters at 54, rue La Boétie, 75008 Paris, France (“Sanofi Parent”), and Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of New York and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Regeneron”) (with each of Sanofi and Regeneron referred to herein individually as a “Party” and collectively as the “Parties”).
WHEREAS, Regeneron and Sanofi, as successor-in-interest to Aventis Pharmaceuticals Inc., have undertaken a broad therapeutic antibody discovery and development program under that certain Amended and Restated Discovery and Preclinical Development Agreement, dated as of November 10, 2009 (as amended from time-to-time, including in connection with the execution and delivery of this Agreement, the “Existing Discovery Agreement”), with the objective of identifying and validating potential drug discovery targets for the purpose of discovering antibody product candidates targeting those targets under the terms set forth in the Existing Discovery Agreement and in the Existing License and Collaboration Agreement (as defined in ARTICLE 1); and
WHEREAS, the Parties are interested in entering into a new collaboration with the objective of Regeneron utilizing its research capabilities and suite of discovery technologies to identify, discover and validate potential drug discovery targets for the purpose of discovering antibody product candidates in the field of immuno-oncology, further developing such antibodies through POC (as defined in ARTICLE 1) and granting Sanofi the co-exclusive (with Regeneron) rights granted to Sanofi hereunder during the term of the IO Discovery Program, including the Tail Period, if any, as well as an option to license certain rights to the resulting antibodies under the terms set forth in this Agreement and in the IO License and Collaboration Agreement (as defined in ARTICLE 1) executed and delivered as of the date hereof.
NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

ARTICLE 1
DEFINITIONS
Capitalized terms used in this Agreement, whether used in the singular or plural, except as expressly set forth herein, shall have the meanings set forth below:
“Abandoned Candidate” shall have the meaning set forth in Section 5.3(c).
“Accounting Standards” shall mean, with respect to either Party, GAAP or IFRS, in each case, as generally and consistently applied throughout the Party’s organization. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained.
“Acquired IO Antibody” shall mean, with respect to a Party, an IO Antibody that is not an Excluded Candidate, the rights to which are acquired by such Party or its Affiliate from a Third Party, whether such acquisition is by direct acquisition, by license or through the acquisition of a Third Party that owns or controls such IO Antibody.
“Acquired IO Antibody Report” shall have the meaning set forth in Section 2.5(e)(i).
“Additional IO Discovery Program Costs” shall have the meaning set forth in Section 4.2(a).
“Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by, or is under common control with such first Person. For purposes of this definition, a Person shall be deemed to “control” another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to “control” another Person if any of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside of the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity. For purposes of this Agreement, in no event shall Sanofi or any of Sanofi’s Affiliates be deemed Affiliates of Regeneron or any of Regeneron’s Affiliates nor shall Regeneron or any of Regeneron’s Affiliates be deemed Affiliates of Sanofi or any of Sanofi’s Affiliates.
“Agreement” shall have the meaning set forth in the preamble, including all Schedules and Exhibits.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Alliance Manager” shall have the meaning set forth in Section 3.2.
“Ancillary Agreement” shall mean the IO License and Collaboration Agreement, the Existing Discovery Agreement, the Existing License and Collaboration Agreement, and any supply agreement entered into by the Parties in connection with any of the foregoing.
“Ancillary Collaboration Agreements” shall mean the IO License and Collaboration Agreement, the Existing Discovery Agreement and the Existing License and Collaboration Agreement.
“Antibody” shall mean [***]. Notwithstanding the foregoing, “Antibody” shall not include [***], CAR-T Cell Therapies, or Immunoconjugates.
“Applicable Opt-In Period” shall have the meaning set forth in Section 5.2(g)(v).
“Arbitrable Matter” shall have the meaning set forth in Section 13.2(a).
“Arm” shall mean [***].
“Base IO Discovery Program Costs” shall have the meaning set forth in Section 4.2(a).
“Bi-Specific/Multi-Specific” shall mean [***].
“Breakthrough Opt-In Period” shall have the meaning set forth in Section 5.2(d).
“Breakthrough Opt-In Report” shall have the meaning set forth in Section 5.2(d).
“Budget Dispute” shall mean a dispute between the Parties regarding the commercial reasonableness of a Tail Period Budget to be established pursuant to Section 2.6 or any update thereof.
“Budget Expiration Date” shall mean the date on which the IO Discovery Budget (which, for clarity, does not include the Tail Period Budget) has been exhausted in accordance with this Agreement or the termination of this Agreement, if earlier.
“Business Acquired IO Antibody” shall have the meaning set forth in Section 2.5(e)(iv).
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, the United States or Paris, France are authorized or required by Law to remain closed.
“CAR-T Cell Therapies” shall mean [***].
“Collaboration Purpose” shall have the meaning ascribed to such term in the IO License and Collaboration Agreement.
“Combination Product” shall have the meaning set forth in the definition of “Net Sales.”

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Combination Therapy” shall have the meaning set forth in Section 2.10(a).
“Commercially Reasonable Efforts” shall mean the carrying out of obligations or tasks by a Party in a sustained manner using good faith commercially reasonable and diligent efforts, which efforts shall be consistent with the exercise of prudent scientific and business judgment in accordance with the efforts such Party devotes to products or research or development projects owned by it of similar scientific and commercial potential. Commercially Reasonable Efforts shall be determined on an IO Discovery Program Target Profile-by-IO Discovery Program Target Profile and IO Discovery Program Antibody-by-IO Discovery Program Antibody basis in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including the possibility that significant increases in the CPI over the Term will lead to an increase in the cost of external services and a reduction in the number of FTEs funded under the IO Discovery Program. It is anticipated that the level of effort constituting Commercially Reasonable Efforts may change over time. In determining whether a Party has used Commercially Reasonable Efforts, neither the payments made or required to be made hereunder nor the profit sharing anticipated by the IO License and Collaboration Agreement shall be a factor weighed (that is, a Party may not apply lesser resources or efforts in support of an IO Discovery Program Antibody because it must make any payments hereunder or share profits from sales of such IO Discovery Program Antibody if Sanofi exercises its Opt-In Rights thereto). In no event shall Regeneron be required to incur Program Costs in excess of the IO Discovery Budget during the Discovery Budget Term or the Tail Period Budget (if any) during the Tail Period (if any).
“Competing Refused Candidate” shall mean any Refused Candidate [***].
“Competing Third Party Product” shall mean, with respect to an IO Discovery Program Antibody, any other IO Antibody owned or controlled by a Third Party that [***].
“Confidential Information” shall have the meaning set forth in Section 9.1.
“Contract Year” shall mean the period beginning on the Effective Date and ending on December 31, 2015, and each succeeding twelve (12) month period thereafter during the Term (except that the last Contract Year shall end on the effective date of any termination or expiration of this Agreement).
“Controlling Party” shall have the meaning set forth in Section 2.10(b).
“CPI” shall mean the Consumer Price Index – All Urban Consumers published by the United States Department of Labor, Bureau of Statistics (or its successor equivalent index).
“Damages” shall have the meaning set forth in Section 10.1(a).
“Default Interest Rate” shall have the meaning set forth in Section 4.7.
“Deferral Notice” shall have the meaning set forth in Section 5.2(c).
“Deferred Opt-In Period” shall have the meaning set forth in Section 5.2(c).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Deferred Opt-In Report” shall have the meaning set forth in Section 5.2(c).
“Development Costs” shall have the meaning set forth in the IO License and Collaboration Agreement.
“Disclosing Party” shall have the meaning set forth in Section 9.1.
“Discovery Budget Term” shall mean the period from and after the Effective Date through and until the Budget Expiration Date.
“Disputed Budget” shall mean the Tail Period Budget or any update thereof that is the subject of a Budget Dispute.
“Disputed Plan Components” shall have the meaning set forth in Section 5.2(g)(i).
“Dollars” or “$” shall mean United States Dollars.
“Effective Date” shall have the meaning set forth in the preamble.
“Evaluable Subject” shall mean a human subject enrolled in a clinical trial of an IO Discovery Program Antibody (excluding any Sanofi Funded Trial) who has (a) been [***] and (b) (i) been [***], and (ii) had [***], in each case ((i) and (ii)), in accordance with the protocol for such clinical trial.
“Excess IO Discovery Program Costs” shall have the meaning set forth in Section 4.2(a).
“Excluded Candidates” shall mean (a) any IO Antibody targeting an Excluded Target Profile, and (b) each External Candidate that (i) has been offered by an Offering Party and rejected by the non-Offering Party pursuant to Section 2.5(b)(iii), and (ii) [***].
“Excluded Target Profile” shall mean [***].
“Ex-Collaboration Product” shall mean any product that (a) is owned or controlled by Regeneron or Sanofi or any of their respective Affiliates and (b) is not an IO Discovery Program Antibody, an Existing Collaboration Product or an IO Licensed Product; provided, that “Ex-Collaboration Product” shall include (i) any Excluded Candidates and any Refused Candidates under this Agreement, (ii) any “Opt-Out Product” or “Terminated Licensed Product,” each as defined in and under the Existing License and Collaboration Agreement, (iii) any “Terminated IO Product” under the IO License and Collaboration Agreement, or (iv) any “Excluded Candidate” or “Refused Candidate” under the Existing Discovery Agreement.
“Executive Officers” shall mean the Chief Executive Officer of Regeneron and the Chief Executive Officer of Sanofi Parent or their respective designees with equivalent decision-making authority with respect to matters under this Agreement.
“Execution Date” shall have the meaning set forth in the preamble.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Existing Agreements” shall mean the Existing Discovery Agreement and the Existing License and Collaboration Agreement.
“Existing Collaboration Product” shall mean (a) a Licensed Product under the Existing License and Collaboration Agreement, or (b) any Antibody that (i) is the subject of development under the Existing Discovery Program and (ii) is not an IO Antibody, a Multi-Indication Antibody or a “Refused Candidate” under and as defined in the Existing Discovery Agreement.
“Existing Discovery Agreement” shall have the meaning set forth in the recitals.
“Existing Discovery Program” shall have the meaning ascribed to the term “Discovery Program” in the Existing Discovery Agreement (which includes, for clarity, any “Tail Period” under and as defined in the Existing Discovery Agreement, to the extent applicable).
“Existing Discovery Term” shall have the meaning ascribed to the term “Term” in the Existing Discovery Agreement (which includes, for clarity, any “Tail Period” under and as defined in the Existing Discovery Agreement, to the extent applicable).
“Existing License and Collaboration Agreement” shall mean the Amended and Restated License and Collaboration Agreement, among Sanofi, as successor-in-interest to Aventis Pharmaceuticals Inc., sanofi-aventis amerique du nord and Regeneron, dated as of November 10, 2009, as the same may be amended from time-to-time.
“Expert Panel” shall have the meaning set forth in Section 13.3(b)(i).
“Expert Panel Dispute” shall mean [***].
“Extended Opt-In Period” shall have the meaning ascribed to such term in Section 5.2(g)(v).
“External Candidate” shall have the meaning set forth in Section 2.5(b)(ii).
“External Candidate Report” shall have the meaning set forth in Section 2.5(b)(ii).
“FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.
“FDA Breakthrough Therapy Designation” shall mean, with respect to an IO Discovery Program Antibody, a designation by FDA that such IO Discovery Program Antibody is a Breakthrough Therapy pursuant to Section 506(a) of the FDCA, as amended by Section 902 of the Food and Drug Administration Safety and Innovation Act, Public Law No. 112-144.
“Force Majeure” shall have the meaning set forth in ARTICLE 11.
“FTE” shall mean a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by Regeneron (or its Affiliate) and assigned to perform specified work under the IO Discovery

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Program, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [***] hours per year.
“FTE Cost” shall mean, for all activities performed under the IO Discovery Program, the product of (a) the number of FTEs performing activities under the IO Discovery Program and (b) the FTE Rate.
“FTE Rate” shall mean, with respect to any Contract Year, a rate equal to the Development FTE Rate for such Contract Year under the IO License and Collaboration Agreement, as it may be adjusted from time-to-time in accordance with the terms of the IO License and Collaboration Agreement. If the Parties agree to a separate FTE rate for contractors performing development activities under the IO License and Collaboration Agreement pursuant to Section 1.39 thereof, such FTE rate will be the FTE Rate applicable under this Agreement for contractors performing work under the IO Discovery Program.
“GAAP” shall mean generally accepted accounting principles as applicable in the United States.
“Governmental Authority” shall mean any court, agency, authority, department, regulatory body, or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city, or other political subdivision of any such government or any supranational organization of which any such country is a member.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a), as amended.
“HSR Filing” has the meaning set forth in Section 5.7.
“IFRS” shall mean International Financial Reporting Standards adopted by the International Accounting Standards Board.
“Immuno-Oncology Steering Committee” or “IOSC” shall mean the Immuno-Oncology Steering Committee described in Section 3.1(a).
“Immunoconjugate” shall mean [***].
“IND” shall mean, with respect to an IO Antibody, an Investigational New Drug Application filed with the FDA with respect to such IO Antibody pursuant to 21 C.F.R. § 312 before the commencement of clinical trials involving such IO Antibody, including all amendments and supplements to such application, or any equivalent filing with any Regulatory Authority outside the United States.
“IND Preparation” shall mean all drug development activities in support of an IO Antibody up to the filing of the IND for the Phase I Clinical Trial, including assay development, sample analysis, preclinical toxicology, preclinical pharmacokinetics and toxicokinetics, pharmacological assessment (if applicable), cell line development and protein chemistry

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

sciences, formulation development, clinical trial protocol development, IND drafting and data compilation, and manufacturing preclinical and clinical supplies.
“Indemnified Party” shall have the meaning set forth in Section 10.2(a).
“Indemnifying Party” shall have the meaning set forth in Section 10.2(a).
“Indication” shall mean any disease, state or condition.
“Initial Opt-In Period” shall have the meaning set forth in Section 5.2(b).
“Initial Opt-In Report” shall have the meaning set forth in Section 5.2(a).
“Interim Antibody” shall have the meaning as set forth in Section 2.6(b).
“Interim Period” shall have the meaning as set forth in Section 2.6(b).
“Interim Target Profile” shall have the meaning as set forth in Section 2.6(b).
“Interim Target Report” shall have the meaning as set forth in Section 2.6(b).
“IO Antibody” shall mean an Antibody that has a (a) [***] (for the avoidance of doubt, not including CAR-T Cell Therapies or Immunoconjugates). Any IO Antibodies [***], shall constitute IO Antibodies.  Notwithstanding the foregoing, “IO Antibody” shall not include REGN2810. For clarity, if the binding of [***]. Furthermore, it is generally expected that Antibodies that [***], are not IO Antibodies.
“IO Development Balance” shall have the meaning set forth in the IO License and Collaboration Agreement.
“IO Discovery Budget” shall mean one billion and ninety million Dollars ($1,090,000,000), or such other amount as mutually agreed on by the Parties in writing.
“IO Discovery Program” shall mean all discovery, research and development activities to be performed under this Agreement by or on behalf of (a) Regeneron, including IO Target identification, discovery and validation, IND Preparation and IND filing for IO Discovery Program Antibodies, Refused Candidates [***] and IO Licensed Products [***] and clinical trials as part of POC Development for such IO Antibodies, or (b) either Party, with respect to Sanofi Funded Trials. The IO Discovery Program shall include (i) discovery research activities directed at IO Target identification, validation, and selection, (ii) IO Antibody discovery, (iii) IO Discovery Program Antibody identification, characterization, pharmacological assessment (if applicable) and selection, (iv) the production of IO Discovery Program Antibodies for preclinical experiments and clinical studies, (v) IND Preparation and the filing of INDs, (vi) the conduct of non-clinical and clinical tests and studies to achieve POC, including clinical translational studies, Phase I Clinical Trials and Phase II Clinical Trials, and (vii) the development of companion diagnostics for use with IO Discovery Program Antibodies. For clarity, the IO Discovery Program shall include the foregoing activities performed with respect to any Tail Period

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Antibodies during the Tail Period or any Tail Early Opt-In Antibody after the Tail Expiration Date, and any activities conducted pursuant to Section 5.4 or Section 5.5.
“IO Discovery Program Antibody” shall mean, (a) with respect to any point in time during the Discovery Budget Term, any IO Antibody that is, or at any time has been, the subject of development under the IO Discovery Program, and (b) with respect to any point in time during the Tail Period, any IO Antibody that is, or at any time has been, a Tail Period Antibody. For clarity, from and after such time (if any) as an IO Antibody becomes a Refused Candidate, or the [***] becomes an [***], such IO Antibody will no longer be an IO Discovery Program Antibody.
“IO Discovery Program Plan” shall have the meaning set forth in Section 2.2(a).
“IO Discovery Program Target Profile” shall mean, (a) with respect to any point in time during the Discovery Budget Term, any IO Target Profile that is the target of any IO Discovery Program Antibody that is, or at any time has been, the subject of development under the IO Discovery Program, and (b) with respect to any point in time during the Tail Period, any IO Target Profile that is, or at any time has been, a Tail Period Target Profile. For clarity, [***].
“IO License and Collaboration Agreement” shall mean the Immuno-Oncology License and Collaboration Agreement by and between Sanofi and Regeneron, dated as of the Effective Date, as the same may be amended from time to time.
“IO Licensed Product” shall have the meaning ascribed to such term in the IO License and Collaboration Agreement.
“IO Licensed Target Profile” shall have the meaning ascribed to such term in the IO License and Collaboration Agreement.
“IO Reimbursement Payments” shall have the meaning set forth in Section 4.1(b).
“IO Royalty Product” shall mean [***].
“IO Target” shall mean any gene, receptor, ligand, or other molecule (a) [***] (i) [***], (ii) [***] and (iii) be modified by direct interaction with an Antibody, or (b) that is targeted by an IO Antibody.
“IO Target Profile” shall mean (a) with respect to an IO Antibody that is [***], and (b) with respect to an IO Antibody that is [***]. For clarity, (x) each Target that is targeted by an IO Antibody [***], and (y) the IO Target Profile of an IO Antibody that is [***].
“Joint Inventions” shall have the meaning set forth in Section 6.1(b).
“Joint Patent Rights” shall mean Patent Rights that cover or claim a Joint Invention.
“Know-How” shall mean, with respect to each Party and its Affiliates, any and all proprietary technical or scientific information, data, test results, knowledge, techniques,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

discoveries, inventions, specifications, designs, trade secrets, regulatory filings and other information (whether or not patentable or otherwise protected by trade secret Law) and that are not disclosed or claimed by such Party’s Patents or Patent Applications.
“KRM” shall mean a key results memorandum prepared by or on behalf of a Party that summarizes all key results and findings of an interim or final analysis based on cleaned data of the primary and, if applicable, secondary endpoints from a clinical trial undertaken pursuant to the IO Discovery Program, including any Sanofi Funded Trial.
“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions, or ordinances of any Governmental Authority.
“Lead Candidate” shall mean an IO Antibody that the Party developing it reasonably believes in good faith is ready to begin IND Preparation.
“Licensed Product” shall have the meaning ascribed to such term in the Existing License and Collaboration Agreement.
“Manufacturing Cost” shall mean the fully burdened cost (without mark-up) of (a) manufacturing (i) IO Discovery Program Antibodies for the IO Discovery Program, and (ii) [***], and (b) providing dedicated manufacturing capacity for such IO Discovery Program Antibodies, in each case, as calculated in accordance with Schedule 3.
“Marketing Approval” shall mean an approval, registration, license or authorization from the applicable Regulatory Authority necessary for the marketing and sale of an IO Antibody in an indication in any country, but excluding any separate pricing approval.
“Maximum Evaluable Subjects” shall have the meaning set forth in Section 5.2(c).
“Measurement Period” shall mean the Contract Years 2015, 2016 and 2017.
“Mice” or “Mouse” shall mean [***].
“Mice-Derived Therapeutic (or Diagnostic) Candidate” or “MTC” shall mean [***].
“Modified Clause” shall have the meaning set forth in Section 14.6.
“Multi-Indication Antibody” shall have the meaning set forth in Section 2.1(d).
[***]
“Net Sales” shall mean the gross amount invoiced for bona fide arms’ length sales of IO Royalty Products in the Territory by or on behalf of Regeneron, or its Affiliates or sublicensees to Third Parties, less the following deductions, determined in accordance with Regeneron’s Accounting Standards, consistently applied:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(a)    normal and customary trade, cash, quantity and free-goods allowances granted and taken directly with respect to sales of such IO Royalty Products;
(b)    amounts repaid or credited by reason of defects, rejections, recalls, returns, rebates, allowances and billing errors;
(c)    chargebacks and other amounts paid on sale or dispensing of IO Royalty Products;
(d)    Third Party cash rebates and chargebacks related to sales of IO Royalty Products, to the extent allowed;
(e)    retroactive price reductions that are actually allowed or granted;
(f)    compulsory refunds, credits, rebates and co-pay assistance directly related to the sale of IO Royalty Products, accrued, paid or deducted pursuant to agreements (including managed care agreements) or governmental regulations;
(g)    freight, postage, shipment and insurance costs (or wholesaler fees in lieu of those costs) and customs duties incurred in delivering IO Royalty Products that are separately identified on the invoice or other documentation;
(h)    sales taxes, excess duties, or other consumption taxes and compulsory payments to Governmental Authorities or other governmental charges imposed on the sale of IO Royalty Products, which are separately identified on the invoice or other documentation;
(i)    as agreed by the Parties, any other specifically identifiable costs or charges included in the gross invoiced sales price of such IO Royalty Product falling within categories substantially equivalent to those listed above and ultimately credited to customers or a Governmental Authority or agency thereof; and
(j)    invoiced amounts that are written off as uncollectible in accordance with Regeneron’s or its Affiliates’ or sublicensees’ respective accounting principles as applied consistently.
Net Sales in currency other than Dollars shall be translated into Dollars according to the provisions of Section 4.6.
Sales between the Parties, or between Regeneron and its Affiliates or sublicensees, for resale, shall be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to, and paid by, Third Parties shall not be deducted from the invoice price in the calculation of Net Sales. In the case of any sale of an IO Royalty Product for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received as agreed by the Parties. Solely for purposes of calculating Net Sales, if Regeneron or its Affiliates or sublicensee sells such IO Royalty Products in the form of a combination product containing any IO Royalty Product and one or more active ingredients

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(whether combined in a single formulation or package, as applicable, or formulated or packaged separately but sold together for a single price in a manner consistent with the terms of this Agreement) (a “Combination Product”), then prior to the first commercial sale of such Combination Product, the Parties shall agree on the value of each component of such Combination Product and the appropriate method for accounting for sale of such Combination Product. For the avoidance of doubt, for the purposes of this Agreement, [***].
“Non-IO Indication” shall mean any Indication that is [***]. For clarity, any [***] a Non-IO Indication.
“Non-Prosecuting Party” shall have the meaning set forth in Section 6.2(c).
“Non-Tail Opt-In Notice” shall have the meaning set forth in Section 5.2(e).
“Offering Party” shall mean the Party offering for inclusion in the IO Discovery Program either (a) an External Candidate pursuant to Section 2.5(b) or (b) an Acquired IO Antibody pursuant to Section 2.5(e).
“Opt-In Notice” shall mean a written notice, delivered by Sanofi in the form annexed hereto as Exhibit A, that Sanofi is exercising its Opt-In Rights with respect to a Product Candidate or Tail Early Offer Antibody.
“Opt-In Period” shall mean Initial Opt-In Period, Deferred Opt-In Period, Breakthrough Opt-In Period, or Tail Early Opt-In Period, as applicable.
“Opt-In Report” shall mean Initial Opt-In Report, Deferred Opt-In Report, Breakthrough Opt-In Report, or Tail Early Opt-In Report, as applicable.
“Opt-In Rights” shall mean, with respect to a Product Candidate or Tail Early Offer Antibody, Sanofi’s right to elect, pursuant to Section 5.2(b), Section 5.2(c), Section 5.2(d) or Section 5.2(f), as applicable, to jointly (with Regeneron) develop and commercialize such Product Candidate or Tail Early Offer Antibody as an IO Licensed Product under the terms and conditions set forth in the IO License and Collaboration Agreement.
“Opt-Out” shall have the meaning set forth in Section 5.3.
“Opt-Out Product” shall have the meaning ascribed to such term in the IO License and Collaboration Agreement.
“Other Product” shall mean (a) any Other Proprietary Product, (b) any product that is owned or controlled by a Third Party (for clarity, whether or not such product is an IO Antibody), and (c) any product that is in the public domain.
“Other Proprietary Product” shall mean (a) an IO Licensed Product, (b) an Existing Collaboration Product, and (c) an Ex-Collaboration Product.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Other Shared Expenses” shall have the meaning ascribed to such term in the IO License and Collaboration Agreement.
“Out-of-Pocket Costs” shall mean the costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with Regeneron’s Accounting Standards) by Regeneron (or its Affiliate) directly in connection with the performance of the IO Discovery Program, except as expressly provided under Section 2.11(c) or otherwise in this Agreement.
“Outer Year IO Discovery Program Costs” shall mean, with respect to each Contract Year during the Discovery Budget Term after the Measurement Period, all Program Costs that are not Sanofi Funded Trial Costs incurred by Regeneron or its Affiliates in such Contract Year.
“Outer Year Regeneron Funding Percentage” shall mean [***].
“Outer Year Sanofi Funding Percentage” shall mean [***].
“Party” or “Parties” shall have the meaning set forth in the preamble.
“Patent Application” shall mean any application for a Patent.
“Patent Rights” shall mean unexpired Patents and Patent Applications.
“Patents” shall mean patents together with all substitutions, divisions, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, reissues, reexaminations, extensions, registrations, patent term adjustments or extensions, supplemental protection certificates and renewals of any of the foregoing, and all counterparts thereof in any country in the Territory.
“Person” shall mean and include an individual, partnership, joint venture, limited liability company, corporation, firm, trust, unincorporated organization and government or other department or agency thereof.
“Phase I Clinical Trial” shall mean the first (1st) clinical trial of an IO Discovery Program Antibody following IND Preparation or a clinical trial intended to determine the safety and recommended dosing regimen of an IO Discovery Program Antibody or a combination of an IO Discovery Program Antibody with another product or therapy.
“Phase II Clinical Trial” shall mean a clinical trial under the IO Discovery Program that is intended to initially evaluate the effectiveness of an IO Discovery Program Antibody for a particular indication or indications in patients with the disease or indication under study or would otherwise satisfy the requirements of 21 C.F.R. § 312.21(b) (or its equivalent under the Laws of any country in the Territory other than the United States).
“Phase III Clinical Trial” shall mean a clinical trial under the IO Discovery Program that is intended to gather further evidence of safety and efficacy of an IO Discovery Program Antibody as a monotherapy or in combination with one or more other IO Discovery Program Antibodies or other products or therapies (and to help evaluate its overall risks and benefits) for a

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

particular indication or indications and is intended to support Marketing Approval for such IO Discovery Program Antibody for such indication or indications in one or more countries or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(c) (or its equivalent under the Laws of any country in the Territory other than the United States).
“Plans” shall mean, collectively, the IO Discovery Program Plan, each POC Development Plan (if any), each Sanofi Funded Trial Plan (if any), the Tail Period Plan (if any), and each Tail Early Opt-In Development Plan (if any), or any of them, as the context requires.
“POC” shall mean, with respect to an IO Discovery Program Antibody [***].
“POC Development” shall mean any development activities with respect to an IO Antibody targeting a tumor type or hematological malignancy other than Phase III Clinical Trials with respect to such tumor type or hematological malignancy.
“POC Development Plan” shall have the meaning set forth in Section 2.2(b).
“Post-POC Development Plan” shall have the meaning set forth in Section 5.2(a).
“Post-POC Plan Dispute” shall have the meaning set forth in Section 5.2(g)(iv).
“Post-POC Plan Dispute Notice” shall have the meaning set forth in Section 5.2(g)(iv).
“Post-POC Principal Party” shall have the meaning ascribed to such term in the IO License and Collaboration Agreement.
“Product Candidate” shall have the meaning set forth in Section 5.2(a).
“Product Patent Rights” shall mean any Patent or Patent Application having a specification which supports a claim that may be infringed by making, using, selling, importing or exporting an IO Discovery Program Antibody, including any derivatives, fragments, compositions of matter or uses thereof.
“Program Costs” shall mean all Out-of-Pocket Costs, FTE Costs and Manufacturing Costs incurred by Regeneron or its Affiliates after the Effective Date directly in connection with (a) the performance of the IO Discovery Program, and (b) the performance of any other activities that are to be reimbursed as Program Costs hereunder, except as otherwise expressly provided hereunder, including under Section 2.5(b)(iii) and Section 2.10(b)(ii).
“Prosecuting Party” shall have the meaning set forth in Section 6.2(c).
“Publishing Party” shall have the meaning set forth in Section 9.3.
“Receiving Party” shall have the meaning set forth in Section 9.1.
“Refused Candidate” shall have the meaning set forth in Section 5.3(a).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Regeneron” shall have the meaning set forth in the preamble.
“Regeneron Indemnitees” shall have the meaning set forth in Section 10.1(a).
“Regeneron Intellectual Property” shall mean the Regeneron Patent Rights and the Regeneron Know-How.
“Regeneron Know-How” shall mean any and all Know-How as of the Effective Date or thereafter during the Term that is owned by, licensed to or otherwise held by Regeneron or any of its Affiliates (other than Sanofi Know-How and Know-How included in Joint Inventions) with the right to license or sublicense the same necessary or useful for the performance of the IO Discovery Program or any Sanofi Funded Trial.
“Regeneron Patent Rights” shall mean those Patent Rights as of the Effective Date or thereafter during the Term that are owned by, licensed to or otherwise held by Regeneron or any of its Affiliates (other than Sanofi Patent Rights and Patent Rights included in Joint Inventions) with the right to license or sublicense the same and which include at least one (1) claim which, absent a license from Regeneron or any of its Affiliates, would be infringed by the research, development, manufacture, commercialization or use of any IO Discovery Program Antibody or IO Discovery Program Target Profile (or any Target contained therein) by Sanofi.
“Regeneron Sole Inventions” shall have the meaning set forth in Section 6.1(a).
“Regeneron Target IP” shall mean only those claims in Patent Rights within the Regeneron Patent Rights in existence on the Budget Expiration Date (or, with respect to Tail Period Target Profiles (and any Targets contained therein) and Tail Period Antibodies, if any, the Tail Expiration Date) that, absent a license from Regeneron or any of its Affiliates, would be infringed by the making, using, developing, selling, or importing by Sanofi of an IO Antibody discovered or developed in the IO Discovery Program (including an IO Royalty Product) [***].
“REGN2810” shall have the meaning ascribed to such term in the IO License and Collaboration Agreement. For clarity, from and after the Effective Date, REGN2810 is an IO Licensed Product under the IO License and Collaboration Agreement.
“Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity anywhere in the world with authority over the activities conducted under the IO Discovery Program.
“Reimbursable Program Costs” shall have the meaning set forth in Section 4.1(b).
“Royalty Term” shall have the meaning set forth in Section 4.5.
“Sanofi” shall have the meaning set forth in the preamble.
“Sanofi Aggregate Funding Cap” shall mean Seven Hundred and Fifty Million Dollars ($750,000,000).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Sanofi Funded Additional IO Discovery Program Costs” shall mean any portion of the Additional IO Discovery Program Costs funded by Sanofi in accordance with Section 4.2(a).
“Sanofi Funded Trial” shall have the meaning set forth in Section 2.1(c).
“Sanofi Funded Trial Costs” shall mean Program Costs incurred by either Party or their respective Affiliates in connection with a Sanofi Funded Trial.
[***]
“Sanofi Funded Trial Plan” shall have the meaning set forth in Section 2.1(c).
“Sanofi Indemnitees” shall have the meaning set forth in Section 10.1(b).
“Sanofi Intellectual Property” shall mean the Sanofi Patent Rights and the Sanofi Know-How.
“Sanofi Know-How” shall mean any and all Know-How as of the Effective Date or thereafter during the Term that is owned by, licensed to or otherwise held by Sanofi or any of its Affiliates (other than Regeneron Know-How and Know-How included in Joint Inventions) with the right to license or sublicense the same necessary or useful for the research, development, manufacture, commercialization or use of any IO Antibody or any IO Target Profile (or any Target contained therein) that is or was, at any time during the Term, an IO Discovery Program Antibody or IO Discovery Program Target Profile (or any Target contained therein), respectively, including any Refused Candidate, any other IO Royalty Product and any other Excluded Candidate that was, at any time during the Term, an IO Discovery Program Antibody, and the IO Target Profile (or any Target contained therein) that is targeted by any such Refused Candidate, other IO Royalty Product or other Excluded Candidate.
“Sanofi Patent Rights” shall mean those Patent Rights as of the Effective Date or thereafter during the Term that are owned by, licensed to or otherwise held by Sanofi or any of its Affiliates (other than Regeneron Patent Rights and Patent Rights included in Joint Inventions) with the right to license or sublicense the same and which include at least one (1) claim which, absent a license from Sanofi or any of its Affiliates, would be infringed by the research, development, manufacture, commercialization or use by Regeneron of any IO Antibody or any IO Target Profile (or any Target contained therein) that is or was, at any time during the Term, an IO Discovery Program Antibody or IO Discovery Program Target Profile (or any Target contained therein), respectively, including any Refused Candidate, any other IO Royalty Product and any other Excluded Candidate that was, at any time during the Term, an IO Discovery Program Antibody, and the IO Target Profile (or any Target contained therein) that is targeted by any such Refused Candidate, other IO Royalty Product or other Excluded Candidate.
“Sanofi Proposed Combination Trial” shall have the meaning set forth in Section 2.10(b)(i).
“Sanofi Restricted Antibody” shall have the meaning set forth in Section 5.3(c).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Sanofi Sole Inventions” shall have the meaning set forth in Section 6.1(a).
“Sanofi Target IP” shall mean only those claims in Patent Rights within the Sanofi Patent Rights in existence on the Budget Expiration Date (or, with respect to Tail Period Target Profiles (including any Target contained therein) and Tail Period Antibodies, if any, the Tail Expiration Date) that, absent a license from Sanofi or any of its Affiliates, would be infringed by the making, using, developing, selling, or importing by Regeneron of an IO Antibody that is or was, at any time during the Term, and IO Discovery Program Antibody, including IO Royalty Products and any Excluded Candidate that was worked on under the IO Discovery Program [***]. [***]
“Sole Inventions” shall have the meaning set forth in Section 6.1(a).
“Tail Early Offer Antibody” shall have the meaning set forth in Section 5.2(f).
“Tail Early Opt-In Antibody” shall have the meaning set forth in Section 5.2(f).
“Tail Early Opt-In Costs” shall have the meaning set forth in Section 5.2(f).
“Tail Early Opt-In Development Plan” shall have the meaning set forth in Section 5.2(f).
“Tail Early Opt-In Period” shall have the meaning set forth in Section 5.2(f).
“Tail Early Opt-In Report” shall have the meaning set forth in Section 5.2(f).
“Tail Early Opt-In Termination Notice” shall have the meaning set forth in Section 5.2(f)(ii).
“Tail Expiration Notice” shall have the meaning set forth in Section 5.2(f).
“Tail Expiration Notice Date” shall have the meaning set forth in Section 5.2(f).
“Tail Expiration Date” shall have the meaning set forth in Section 2.6(a).
“Tail Offer Antibodies” shall have the meaning set forth in Section 2.6(a).
“Tail Offer Target Profile” shall have the meaning set forth in Section 2.6(a).
“Tail Period” shall have the meaning set forth in Section 2.6(a).
“Tail Period Antibody” shall have the meaning set forth in Section 2.6(a).
“Tail Period Budget” shall have the meaning set forth in Section 2.6(a).
“Tail Period Notice Date” shall have the meaning set forth in Section 2.6(a).
“Tail Period Plan” shall have the meaning set forth in Section 2.6(a).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

“Tail Period Target Profile” shall have the meaning set forth in Section 2.6(a).
“Tail POC Report” shall have the meaning set forth in Section 5.2(f).
“Target” shall mean any gene, receptor, ligand, or other molecule (a) potentially associated with a disease activity, and (b) that potentially has a biological activity that is modified by direct interaction with an Antibody, including any MTC, or (c) to which an Antibody, including any MTC, binds.
“Term” shall have the meaning set forth in Section 12.1.
“Territory” shall mean all the countries and territories of the world.
“Third Party” shall mean any Person other than Sanofi or Regeneron or any Affiliate of either Party.
“Third Party Claim” shall have the meaning set forth in Section 10.1(a).
“Upfront Payment” shall have the meaning set forth in Section 4.1(a).
“Valid Claim” shall mean a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) that has not been held unpatentable, invalid or unenforceable in a final decision of a court or other Government Authority of competent jurisdiction from which no appeal may be or has been taken, and that has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

ARTICLE 2
IO DISCOVERY PROGRAM
2.1    IO Discovery Program.
(a)    General. From the Execution Date, the objective of the IO Discovery Program is for Regeneron to discover, identify or validate promising IO Targets and IO Target Profiles, generate IO Discovery Program Antibodies targeting such IO Target Profiles, and develop certain selected IO Discovery Program Antibodies through POC Development to offer to Sanofi Product Candidates for joint development and commercialization under the terms set forth herein and in the IO License and Collaboration Agreement.
(b)    Conduct and Consultation. Upon the terms and subject to the conditions hereof, Regeneron will have sole responsibility for the design and conduct of all activities (except for Sanofi Funded Trials conducted by Sanofi in accordance with Section 2.1(c), for which Sanofi will have sole responsibility) under the IO Discovery Program, including decisions relating to initiation and termination of programs and activities, manufacturing activities, and staffing and resource allocation between different programs and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

activities in the IO Discovery Program. Sanofi, through the IOSC, will provide consultation and advice to support Regeneron’s efforts under the IO Discovery Program, which consultation and advice shall be considered in good faith by Regeneron.
(c)    Sanofi Funded Trials. Sanofi may propose to Regeneron Phase II Clinical Trials for any IO Discovery Program Antibody that [***]. Subject to Section 2.10, in the event that Sanofi proposes any such clinical trial [***] as provided in the foregoing sentence, and Regeneron declines to conduct such clinical trial [***], Sanofi may provide written notice to Regeneron that Sanofi wishes to fund such clinical trial [***]. Such notice shall include [***]. Upon Sanofi’s written notice to Regeneron that it wishes to fund such clinical trial for an IO Discovery Program Antibody or a Sanofi Proposed Combination Trial and, [***], Sanofi shall have the right to conduct such clinical trial using the IO Discovery Program Antibody initially proposed by Sanofi (which Regeneron shall supply) or if Sanofi requests that Regeneron conduct such clinical trial, Regeneron may, in its sole discretion, conduct such clinical trial itself. Each clinical trial conducted pursuant to the foregoing sentence shall be a “Sanofi Funded Trial.” In the event of any dispute between the Parties as to whether a proposed Sanofi Funded Trial is not reasonably likely to have a material negative impact on the IO Discovery Program or the development or commercialization of any IO Discovery Program Antibody or IO Licensed Product or supply of any IO Discovery Program Antibody or IO Licensed Product [***]. Each permitted Sanofi Funded Trial shall become part of the IO Discovery Program, be conducted pursuant to a Sanofi Funded Trial Plan as reviewed, discussed and agreed on by the IOSC, and [***]; provided that if Regeneron chooses to conduct such clinical trial, [***]. Notwithstanding the foregoing, unless otherwise agreed to by the Parties in writing, in no event shall any Sanofi Funded Trial operate to (y) delay or extend the timing of any Opt-In Report to be delivered by Regeneron with respect to any IO Discovery Program Antibody pursuant to ARTICLE 5, or (z) delay or extend any Opt-In Period with respect to any IO Discovery Program Antibody. For clarity, the [***] in a Sanofi Funded Trial shall not be [***] and Regeneron shall be under no obligation to consider the [***].
(d)    Multi-Indication Antibodies. If any IO Discovery Program Antibody is also an Antibody being developed in any Non-IO Indication under the Existing Discovery Agreement (a “Multi-Indication Antibody”), then [***] under the [***] and [***], except to the extent that [***] the results of which may be useful for development in an immuno-oncology Indication as well as Non-IO Indications (e.g., process development work and cell line scale up), [***] and [***], and (ii) [***]. In the event of any dispute between the Parties as to which Indication of a Multi-Indication Antibody is [***], then [***]. For clarity, any preclinical development costs for a Multi-Indication Antibody incurred [***].
2.2    IO Discovery Plans.
(a)    IO Discovery Program Plan. Within ninety (90) days after the Execution Date, Regeneron will prepare and deliver to the IOSC an initial IO Discovery Program plan (the “IO Discovery Program Plan”), which shall set forth the overall strategy for conducting research on IO Discovery Program Target Profiles and IO Discovery Program

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Antibodies, and preclinically developing IO Discovery Program Antibodies under the IO Discovery Program through IND Preparation. Regeneron shall provide an updated IO Discovery Program Plan to the IOSC (as defined below) prior to its first meeting, and thereafter shall have the right to amend the IO Discovery Program Plan from time to time in its sole discretion. Regeneron will promptly present any material updates to the IO Discovery Program Plan to the IOSC for review and discussion until the Budget Expiration Date.
(b)    POC Development Plan. At the outset of clinical development for each IO Discovery Program Antibody that has completed IND Preparation and IND filing, Regeneron will prepare and deliver to the IOSC a POC Development plan (including the estimated budget) for such IO Discovery Program Antibody (each, a “POC Development Plan”), which shall set forth the overall strategy and plan for developing an IO Discovery Program Antibody during the IO Discovery Program from completion of IND Preparation and IND filing through POC Development for such IO Discovery Program Antibody. Each POC Development Plan will specify, in a reasonable level of detail, the tumor types or hematological malignancies to be evaluated as well as an estimated timeline and budget for achieving POC across such proposed tumor types or hematological malignancies and shall be designed with [***]. Regeneron shall have the right to amend each POC Development Plan from time to time in its sole discretion. Regeneron will promptly present to the IOSC any material updates to the POC Development Plan with respect to an IO Discovery Program Antibody (and any material changes in the estimated budget) until the earlier of (i) the Budget Expiration Date or (ii) such time as such IO Discovery Program Antibody becomes an Excluded Candidate, a Refused Candidate or an IO Licensed Product.
2.3    Commercially Reasonable Efforts; Compliance with Laws.
(a)    During the Discovery Budget Term, (i) Regeneron will use Commercially Reasonable Efforts to identify, discover and develop IO Discovery Program Antibodies and to achieve POC for IO Discovery Program Antibodies; provided that (A) the foregoing obligation to use Commercially Reasonable Efforts shall apply with respect to the IO Discovery Program taken as a whole and shall not apply with respect to any IO Discovery Program Antibody individually, and (B) any decision by Regeneron to discontinue or toll the development of one or more IO Discovery Program Antibodies shall not constitute a failure to use Commercially Reasonable Efforts unless such discontinuance or tolling is a failure to use Commercially Reasonable Efforts with respect to the IO Discovery Program as a whole, (ii) upon the achievement of POC for an IO Discovery Program Antibody, Regeneron shall be obligated to offer it for license to Sanofi pursuant to the Opt-In Rights in accordance with this Agreement, and (iii) to the extent Regeneron has agreed to conduct a Sanofi Funded Trial pursuant to Section 2.1(c), Regeneron will use Commercially Reasonable Efforts to conduct the Sanofi Funded Trials in accordance with Section 2.1(c).
(b)    During the Tail Period, (i) Regeneron will use Commercially Reasonable Efforts to develop Tail Period Antibodies in accordance with the Tail Period Plan and upon the achievement of POC for a Tail Period Antibody, Regeneron shall be obligated to offer it for license to Sanofi pursuant to the Opt-In Rights; provided that in no event shall

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Regeneron be obligated to (A) undertake activities during the Tail Period that would cause Regeneron to incur Program Costs in excess of the Tail Period Budget unless Sanofi agrees in writing to increase the Tail Period Budget to cover such excess costs, or (B) conduct the Tail Period Plan after the Tail Period, and (ii) Sanofi, and to the extent Regeneron has agreed to conduct a Sanofi Funded Trial pursuant to Section 2.1(c), Regeneron will use Commercially Reasonable Efforts to conduct any Sanofi Funded Trials with respect to Tail Period Antibodies in accordance with Section 2.1(c).
(c)    Each Party hereby covenants and agrees to comply with applicable Laws in performing all activities connected with the IO Discovery Program.
2.4    Further Assurances and Transaction Approvals. Upon the terms and subject to the conditions hereof, each of the Parties will use Commercially Reasonable Efforts to (a) take, or cause to be taken, all actions necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (c) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required under applicable Laws. The Parties will cooperate with each other in connection with the making of all such filings, including by providing copies of all such non-confidential documents to the other Party and its advisors prior to the filing and, if requested, by accepting all reasonable additions, deletions, or changes suggested in connection therewith. Each Party will furnish all information required for any applicable or other filing to be made pursuant to the rules and regulations of any applicable Laws in connection with the transactions contemplated by this Agreement.
2.5    Exclusivity.
(a)    In General. Subject to the other subparagraphs in this Section 2.5, (i) during the Discovery Budget Term, neither Party nor any of their respective Affiliates will, either directly, or with or through any Third Party, work to discover, develop or commercialize IO Antibodies, (ii) during the Tail Period (if any), neither Party nor any of their respective Affiliates will, either directly, or with or through any Third Party, work to discover, develop or commercialize any Tail Period Antibody, or [***], and (iii) during the Interim Period (if any), neither Sanofi nor any of its Affiliates will, either directly, or with or through any Third Party, work to discover, develop or commercialize IO Antibodies, except in each case ((i), (ii) and (iii)) pursuant to this Agreement, including as expressly permitted under Section 2.10, or the IO License and Collaboration Agreement (or, solely as provided in Section 2.1(d) hereof, the Existing Discovery Agreement).
(b)    Preclinical IO Antibodies and IO Target Profiles.
(i)    Subject to Section 5.3(c) with respect to Sanofi, each Party and its Affiliates shall have the right, outside of this Agreement or the IO License and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Collaboration Agreement, at such Party’s own expense, and in accordance with, and subject to, the remainder of this Section 2.5(b), to identify, discover and develop, through, using the proprietary technology of, or otherwise in collaboration with one or more Third Parties (or, with respect to Sanofi only, independently using its own proprietary technology), IO Antibodies, before and until any IO Antibody developed by or on behalf of such Party or its Affiliates [***]; provided, that neither a Party nor any of its Affiliates may grant rights to any Third Party with respect to any such IO Antibody that would preclude such Party from including such IO Antibody in this Agreement as provided in this Section 2.5(b). For clarity, the foregoing proviso shall not preclude a Party or any of its Affiliates from [***], in each case, in connection with the development, manufacturing or commercialization of any such IO Antibodies. For clarity, this Section 2.5(b) shall be without limitation to the Parties’ rights with respect to Excluded Candidates, subject to Section 5.3(c) and the terms and conditions of this Agreement, and Regeneron’s rights with respect to Refused Candidates under Section 5.3 or otherwise under this Agreement.
(ii)    If either Party (or its Affiliate) has developed an IO Antibody in collaboration with one or more Third Parties (or, with respect to Sanofi only, independently using its own proprietary technology) pursuant to Section 2.5(b)(i) and such IO Antibody [***] (any such IO Antibody that [***], an “External Candidate”), the Offering Party must promptly provide the other Party with a report containing [***] information known to the Offering Party about such External Candidate, the IO Target Profile (and any Target contained therein) that it targets, and [***], that the other Party should reasonably require in order to decide whether to include such External Candidate in the IO Discovery Program (the “External Candidate Report”). The External Candidate Report shall include a description of any financial or other obligations of the Offering Party to, and any rights of, Third Parties with respect to the applicable External Candidate ([***]), and shall include a copy of any such agreement with a Third Party relating thereto (which may be redacted to exclude any unrelated information). During the [***] day period referred to in Section 2.5(b)(iii), the Offering Party shall also promptly provide, if, as and when available, such other Party with updated information of the type required to be included in the External Candidate Report, and any other information regarding the External Candidate (or other applicable IO Discovery Program Antibodies) that such other Party reasonably requests to the extent in the Offering Party’s possession and control or in the Offering Party’s control and accessible by the Offering Party consistent with the Offering Party’s regular business practices.
(iii)    Within [***] days of receipt from the Offering Party of (A) an External Candidate Report and (B) any such additional information as may be requested by the other Party pursuant to Section 2.5(b)(ii), the other Party shall accept into this Agreement or reject the External Candidate; provided, that [***]. If such other Party rejects an External Candidate that [***]; provided, that this Section 2.5(b)(iii) shall not [***]. If such other Party rejects an External Candidate that [***] that is not [***], the Offering Party shall thereafter be free to pursue the further development and commercialization of such External Candidate outside of this Agreement, and such

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

External Candidate and only such External Candidate [***] shall become an Excluded Candidate. For clarity, [***] shall become [***] by operation of this Section 2.5(b)(iii). If such other Party accepts into this Agreement an External Candidate offered by the Offering Party, then such External Candidate and related [***] shall be deemed to be included in the IO Discovery Program as an IO Discovery Program Antibody and [***], respectively and as applicable, and shall be subject to further development by Regeneron and, to the extent permitted pursuant to Section 2.1(c), Sanofi, under the IO Discovery Program. [***] the out-of-pocket costs and expenses incurred by the Offering Party related to such External Candidate [***] prior to the other Party accepting such External Candidate into this Agreement shall be [***]. [***].
(c)    Excluded Candidates. Subject to Section 2.5(b)(iii), Section 2.10(b)(iii), Section 5.3(b), and Section 5.3(c), (i) Sanofi and its Affiliates shall have the right to develop, manufacture and commercialize Excluded Candidates that are neither (A) Refused Candidates, nor (B) with respect to the applicable period, Sanofi Restricted Antibodies, and (ii) Regeneron shall have the right to develop, manufacture and commercialize Excluded Candidates and Refused Candidates, including for use with one (1) or more other IO Antibodies (including IO Antibodies controlled by Regeneron or its Affiliates or by other Persons), and may practice and use any Regeneron Intellectual Property, including the Mice, in connection with the development of Excluded Candidates, in each cause ((i) and (ii)) either directly, or with or through any Third Party, outside this Agreement or the IO License and Collaboration Agreement without restriction; provided, that Sanofi shall have no rights under this Agreement to any Excluded Candidates that were at any time IO Discovery Program Antibodies, and Regeneron shall have and retain exclusive rights to (x) any Excluded Candidates that were at any time IO Discovery Program Antibodies, and (y) any data or other Know-How or Patent Rights to the extent relating thereto.
(d)    Refused Candidates. Regeneron (and its Affiliates) shall have the exclusive right to develop, manufacture and commercialize Refused Candidates, either directly, or with or through any Third Party, outside this Agreement and the IO License and Collaboration Agreement as set forth in Section 5.3, unless such Refused Candidate is a Competing Refused Candidate, in which case Regeneron (either directly, or with or through an Affiliate or Third Party) may not develop the Competing Refused Candidate [***], unless otherwise expressly agreed in writing by Sanofi.
(e)    Acquired IO Antibodies.
(i)    If an Offering Party (or its Affiliates) acquires an Acquired IO Antibody, and such acquisition (A) occurs prior to the Budget Expiration Date, or (B) occurs during the Tail Period (if any) and such Acquired IO Antibody [***], then, in either case ((A) or (B)), the Offering Party shall, within [***] (or, in the case of a Business Acquired IO Antibody, as soon as reasonably practicable, but in no event more than [***]) following such acquisition, provide the other Party with a report containing [***] information known to the Offering Party about the Acquired IO Antibody (and related IO Target Profile (including any Target contained therein)) that the other Party

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

should reasonably require in order to decide whether or not to include the Acquired IO Antibody in the IO Discovery Program (the “Acquired IO Antibody Report”). During the [***] period referred to in Section 2.5(e)(ii), the Offering Party shall also promptly provide, if, as and when available, such other Party with updated information of the type required to be included in the Acquired IO Antibody Report, and any other information regarding the Acquired IO Antibody that such other Party reasonably requests to the extent in the Offering Party’s possession and control or in the Offering Party’s control and accessible by the Offering Party consistent with the Offering Party’s regular business practices.
(ii)    The other Party shall promptly (and in no event later than [***] after receipt of the Acquired IO Antibody Report) notify the Offering Party whether or not it wishes to include the Acquired IO Antibody in the IO Discovery Program by providing written notice of such decision to the Offering Party (and if no such notice is provided to the Offering Party during such [***] period, the Acquired IO Antibody shall not be included in the IO Discovery Program); provided, that such Acquired IO Antibody shall not be included within the IO Discovery Program unless and until the Parties reach mutually agreeable financial terms relating thereto; provided, further, that if the other Party receives material information regarding the Acquired IO Antibody within [***] prior to the expiration of such [***] period, such [***]. Notwithstanding the foregoing, the Parties may mutually agree in writing to include such Acquired IO Antibody in the IO License and Collaboration Agreement as an IO Licensed Product instead of including such Acquired IO Antibody as an IO Discovery Program Antibody in the IO Discovery Program. If the Acquired IO Antibody does not come into either the IO Discovery Program or the IO License and Collaboration Agreement for any reason, then the Offering Party (and its Affiliates) shall immediately cease all activities relating thereto (except for promptly winding down any ongoing development activities or as required by Law or ethical considerations) until [***].
(iii)    If the Acquired IO Antibody [***], then notwithstanding the other provisions of this Section 2.5(e), such Acquired IO Antibody shall be governed by Section 2.5(b) and Section 2.5(e)(i), but not Section 2.5(e)(ii).
(iv)    Notwithstanding anything to the contrary in this Section 2.5, where an Offering Party or its Affiliate acquires rights to an Acquired IO Antibody by the acquisition of a Third Party or part or the whole of its business (a “Business Acquired IO Antibody”), the Offering Party may as an alternative to any obligations herein, divest such Acquired IO Antibody [***] within [***] of the acquisition, and, for the avoidance of doubt, [***]) with respect to such Acquired IO Antibody during such [***] period.
(f)    Technology Licenses. Regeneron shall have the right to grant non-exclusive licenses to its Mice and other technologies and other Regeneron Intellectual Property related to the Mice and other technologies to Third Parties, including universities and for profit and not-for-profit Third Parties; provided, that [***]. Regeneron may receive contract fees, milestones, and royalties based on future sales of IO Antibodies discovered by

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

such Third Party licensees. In addition, under the terms of such agreements where Regeneron retains a license, or a right to acquire a license, to develop and commercialize MTCs discovered by such Third Parties and any such MTC so discovered and licensed to Regeneron is an IO Antibody, [***]. If Regeneron acquires such license (A) during the Tail Period (if any) and such IO Antibody does not [***], or (B) after the later of the Tail Expiration Date and the Budget Expiration Date but during the term of the IO License and Collaboration Agreement, and in either case ((A) and (B)), such IO Antibody [***], such IO Antibody shall be an “Acquired Competing Product” as defined in the IO License and Collaboration Agreement and subject to Section 2.6(b) thereof.
2.6    Tail Period and Interim Period.
(a)    Tail Period Opt-In. At such time that is [***] prior to the date that Regeneron reasonably expects that the IO Discovery Budget will be exhausted, Regeneron shall provide Sanofi with written notice thereof (the date of such notice, the “Tail Period Notice Date”), which notice shall include or shall be provided in connection with the delivery of all material information related to the Tail Offer Antibodies and [***], and at Sanofi’s sole option, exercisable by providing written notice of such exercise to Regeneron within [***] after the Tail Period Notice Date, Sanofi shall have the right to extend the IO Discovery Program (i) for specific Tail Offer Antibodies selected by Sanofi and specified in such notice, and (ii) for an additional period to end on a later date specified in such notice, which date shall in no event be later than the later of (A) the eighth (8th) anniversary of the Effective Date, and (B) [***] (such specified date, the “Tail Expiration Date”, and the period from and after the Budget Expiration Date until the Tail Expiration Date, the “Tail Period”). Any IO Discovery Program Antibody that is, as of the Tail Period Notice Date, [***] that has been developed under the IO Discovery Program shall be referred to herein as a “Tail Offer Antibody”, and [***]. If Sanofi fails to provide such written notice within [***] after the Tail Period Notice Date, the IO Discovery Program and this Agreement shall expire on the Budget Expiration Date, and there shall be no Tail Period and Sanofi shall have no further rights under this Section 2.6. Within [***] of receipt of Sanofi’s notice, Regeneron shall prepare and deliver to the IOSC a plan to conduct further development activities with respect to such Tail Offer Antibodies through achievement of POC during the Tail Period (the “Tail Period Plan”), and an associated budget to be approved by the IOSC, which shall be on a cost basis (the “Tail Period Budget”). The Parties shall use good faith efforts to agree on the Tail Period Budget prior to the Budget Expiration Date. For clarity, any costs and expenses incurred by Regeneron with respect to Tail Period Antibodies and Tail Period Target Profiles from and after the Budget Expiration Date until the approval of the initial Tail Period Plan and initial Tail Period Budget shall be Program Costs reimbursable by Sanofi pursuant to Section 4.2(e). Regeneron will also promptly present to the IOSC, if, as and when available, any material updates to the Tail Period Plan, and any other information regarding the Tail Period that Sanofi reasonably requests to the extent in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices, including any proposed updates to the Tail Period Budget (which budget updates will be subject to IOSC approval subject to Section 13.3) until the Tail Expiration Date. Any Tail Offer Antibodies that are the subject of development activities under the IO

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Discovery Program pursuant to a Tail Period Plan and Tail Period Budget shall be referred to herein as “Tail Period Antibodies”, and the IO Target Profiles that are targeted by such Tail Period Antibodies shall be referred to herein as “Tail Period Target Profiles”. For clarity, the Tail Period Antibodies shall be IO Discovery Program Antibodies [***] for so long as such IO Antibodies and [***] remain the subject of development under the IO Discovery Program.
(b)    Interim Period Opt-In. If during the period, if any, from and after the [***] through and until [***] (the “Interim Period”), Regeneron proposes [***] for any IO Antibody (for clarity, excluding Excluded Candidates and Refused Candidates) and such IO Antibody [***] (any such IO Antibody, an “Interim Antibody” and the IO Target Profile that it targets, an “Interim Target Profile”), Regeneron shall first provide Sanofi with a report containing the material scientific, legal (including copies of all regulatory filings and material written correspondence with Governmental Authorities), and commercial information known to Regeneron about any such Interim Target Profile and any Interim Antibodies developed by Regeneron that target such Interim Target Profile that Sanofi should reasonably require in order to decide whether to include such Interim Antibodies and Interim Target Profile in the IO Discovery Program (the “Interim Target Report”). The Interim Target Report shall also include, if applicable, a description of any financial or other obligations of Regeneron to, and any rights of, Third Parties with respect to the applicable Interim Target Profile (and any Targets contained therein) and all applicable Interim Antibodies, and shall include a copy of any such agreement with a Third Party relating thereto (which may be redacted to exclude any unrelated information). Sanofi shall have the right, at Sanofi’s sole option, exercisable by providing written notice of such exercise to Regeneron within [***] after receipt of the Interim Target Report on an Interim Antibody-by-Interim Antibody or Interim Target Profile-by-Interim Target Profile basis, to include such Interim Target Profile or Interim Antibody into the IO Discovery Program during the remainder of the Tail Period. If Sanofi fails to provide such written notice within such [***] period with respect to an Interim Antibody and its Interim Target Profile, Regeneron shall thereafter be free to pursue the further development and commercialization of such Interim Antibody and such Interim Target Profile, [***], outside of this Agreement. During such [***] period following Sanofi’s receipt of an Interim Target Report, Regeneron shall also promptly provide, if, as and when available, Sanofi with updated information of the type required to be included in the Interim Target Report, and any other information regarding the Interim Antibody that Sanofi reasonably requests to the extent in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices. If Sanofi provides such written notice within such [***] period, within [***] after Regeneron’s receipt of such notice, Regeneron shall prepare and deliver to the IOSC an updated Tail Period Plan for Regeneron to perform further development activities with respect to the designated Interim Target Profile or Interim Antibodies during the remainder of the Tail Period, together with an updated Tail Period Budget to be approved by the IOSC. For clarity, any costs and expenses incurred by Regeneron with respect to Interim Antibodies and Interim Target Profiles that Sanofi has designated to become Tail Period Antibodies and Tail Period Target Profiles that are incurred from and after Sanofi’s written notice until the approval of the updated Tail Period Plan and Tail Period Budget pursuant to the foregoing sentence shall be Program Costs reimbursable by Sanofi pursuant to Section 4.2(e). Regeneron will also promptly present to the IOSC, if, as

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

and when available, any material updates to the Tail Period Plan, and any other information regarding the Tail Period Plan that Sanofi reasonably requests to the extent in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices, including any proposed updates to the Tail Period Budget (which budget updates will be subject to IOSC approval subject to Section 13.3) until the Tail Expiration Date. Any such designated Interim Antibodies and Interim Target Profiles that become the subject of development activities under the IO Discovery Program pursuant to such an updated Tail Period Plan and Tail Period Budget shall be Tail Period Antibodies and Tail Period Target Profiles, respectively (and, for clarity, IO Discovery Program Antibodies and IO Discovery Program Target Profiles, respectively), for so long as such Interim Antibodies and Interim Target Profiles remain the subject of development under the IO Discovery Program.
(c)    Tail Period Budget; Program Costs. If (i) Sanofi has properly exercised its rights to include any Tail Offer Antibody or Tail Offer Target Profile into the IO Discovery Program pursuant to Section 2.6(a), or to include any Interim Antibody or Interim Target Profile into the IO Discovery Program pursuant to Section 2.6(b), but (ii) the IOSC does not agree on a Tail Period Budget pursuant to Section 2.6(a), or any update to the Tail Period Budget pursuant to Section 2.6(b), then [***]. If a Tail Period Budget is established (whether pursuant to this Section 2.6 or Section 13.3), Sanofi shall be responsible for one hundred percent (100%) of the total Program Costs incurred in connection with development activities with respect to any Tail Period Antibodies or Tail Period Target Profiles pursuant to the IOSC-approved Tail Period Plan in accordance with such Tail Period Budget, and shall reimburse Regeneron for such Program Costs pursuant to Section 4.1(b).
(d)    Tail Period Excluded Candidates. Without limitation to Section 5.3, from and after [***], any (x) IO Antibody that is not designated by Sanofi as a Tail Period Antibody pursuant to Section 2.6(a) or Section 2.6(b), and that [***], shall be an Excluded Candidate hereunder, and (y) [***].
2.7    Program Licenses; Licenses Generally. Each Party hereby grants to the other Party and its Affiliates a non-exclusive, non-transferable, worldwide, royalty-free license, with the right to sublicense, under the Regeneron Intellectual Property and the Sanofi Intellectual Property, respectively, solely to perform the IO Discovery Program and, with respect to Sanofi as grantor, to research, develop, manufacture, commercialize or use the Mice or any IO Target Profile (or any Target contained therein) or IO Antibody to exploit Excluded Candidates (other than Excluded Candidates that were External Candidates for which Sanofi was the Offering Party or that [***] as of the Execution Date), [***] and IO Royalty Products. Except as expressly provided for herein, nothing in this Agreement grants either Party any right, title or interest in and to the intellectual property rights of the other Party (either expressly or by implication or estoppel). Except as expressly provided for in this Section 2.7 or elsewhere in this Agreement, neither Party will be deemed by this Agreement to have been granted any license or other rights to the other Party’s Patent Rights or Know-How, either expressly or by implication, estoppel or otherwise.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

2.8    Non-Exclusive License to Sanofi. Regeneron hereby grants Sanofi and its Affiliates a perpetual, worldwide, non-exclusive, non-transferable, royalty-free license, without the right to sublicense, under Regeneron Intellectual Property discovered directly in connection with the performance of the IO Discovery Program claiming IO Target Profiles or methods of use related to the inhibition or use of such IO Target Profiles for use by Sanofi and its Affiliates in connection with the manufacture, use, sale, offer to sell, and import of small molecule drug and diagnostic products (other than diagnostics intended for use as companion diagnostics with any IO Antibody).
2.9    Invention Assignment    . All of the employees, officers and consultants of each Party who are supporting the performance of such Party’s obligations under this Agreement shall have executed agreements or have existing obligations under Law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and, in the case of employees, officers and consultants, obligating the individual to maintain as confidential such Party’s Confidential Information which such Party may receive, to the extent required to support such Party’s obligations under this Agreement.
2.10    Combination Therapy    .
(a)    General. The IOSC shall discuss whether to include in the IO Discovery Program the development of IO Discovery Program Antibodies for use with Other Products (each, a “Combination Therapy”), including Other Proprietary Products and Other Products that are owned or controlled by a Third Party or that are in the public domain. Subject to this Section 2.10, each Party shall have the right to propose to the IOSC Other Products for co-development with IO Discovery Program Antibodies under the IO Discovery Program.
(b)    Combination Therapies with Other Proprietary Products. No development of a Combination Therapy of an IO Discovery Program Antibody with an Other Proprietary Product may be incorporated into the IO Discovery Program Plan or otherwise pursued as part of the IO Discovery Program without [***]; provided that [***]. With respect to a Combination Therapy of an IO Discovery Program Antibody with an IO Licensed Product, [***]. The Parties acknowledge and agree that [***]. The “Controlling Party” with respect to an Other Proprietary Product shall be determined as follows: (A) if such product is an IO Licensed Product under the IO License and Collaboration Agreement, [***] shall be the Controlling Party (subject to the terms of the IO License and Collaboration Agreement), (B) if such product is an Existing Collaboration Product, then [***] shall be the Controlling Party ([***]), and (C) if such Other Proprietary Product is an Ex-Collaboration Product, the [***] shall be the Controlling Party. For clarity, references hereunder to the Party that is or is not the Controlling Party (including to the non-Controlling Party) with respect to an Other Proprietary Product shall refer to [***].
(i)    Combination Therapies with IO Licensed Products. If the Parties agree to the development of a Combination Therapy of an IO Discovery Program Antibody with an IO Licensed Product, the development of such Combination Therapy

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

shall be conducted [***], and [***] percent ([***]%) of the costs and expenses associated with developing such IO Licensed Product in combination with the proposed IO Discovery Program Antibody, including ([***]%) of Manufacturing Costs for clinical supply thereof, shall be [***]. If Sanofi proposes a clinical trial to develop a Combination Therapy of an IO Discovery Program Antibody with an IO Licensed Product and [***], Sanofi shall have the right to propose to conduct a clinical trial of such Combination Therapy as a Sanofi Funded Trial pursuant to Section 2.1(c) (a “Sanofi Proposed Combination Trial”).
(ii)    Combination Therapies with Existing Collaboration Products.

(A)
If the Parties agree to the development of a Combination Therapy of an IO Discovery Program Antibody with an Existing Collaboration Product, unless otherwise agreed by the Parties, the development of such Combination Therapy shall be conducted [***]. Unless the Parties otherwise agree, [***] percent ([***]%) of the costs and expenses associated with developing the proposed Existing Collaboration Product in combination with the proposed IO Discovery Program Antibody, including the cost of clinical supply of the Existing Collaboration Product, which shall be provided by the Controlling Party to the developing party pursuant to the terms of the applicable Existing Agreement at Manufacturing Cost, shall be [***], and [***] percent ([***]%) of such costs and expenses shall be [***].

(B)	If [***], the [***] shall have the right, subject to the terms and conditions of the applicable Existing Agreement(s), to [***].

(C)	If [***] shall have the right, notwithstanding anything to the contrary in the Existing Agreement(s), to [***].

(D)
For clarity, nothing in this Section 2.10(b) is intended or shall be construed to limit Regeneron’s right to develop Combination Therapies with Other Products that are not Other Proprietary Products, which shall be governed by Section 2.10(c).

(iii)    Combination Therapies with Ex-Collaboration Products. If the Parties agree to the development of a Combination Therapy of an IO Discovery Program Antibody with an Ex-Collaboration Product, unless otherwise agreed by the Parties, the development of such Combination Therapy shall be conducted [***], and [***] shall be responsible for [***] percent ([***]%) of the costs and expenses [***] associated with developing the proposed Ex-Collaboration Product in combination with the proposed IO

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Discovery Program Antibody, including the cost of clinical supply, which shall be [***]. Without limitation to the obligations of either Party under Section 2.5, if the [***], the [***] shall be free to [***].
(c)    Combination Therapies with Third Party Other Products. For clarity, any Combination Therapy of an IO Discovery Program Antibody that does not involve an Other Proprietary Product (e.g., an Other Product owned or controlled by a Third Party or that is in the public domain) shall [***] and the applicable IO Antibody in such Combination Therapy shall be treated as [***], and [***] percent ([***]%) of [***] costs and expenses associated with the development of any such Combination Therapy shall be [***].
(d)    Without Limitation to Exclusivity. Except as expressly provided in this Section 2.10, nothing in this Section 2.10 is intended or shall be construed to modify the rights and obligations of the Parties under Section 2.5.
2.11    Third Party Licenses. The Parties acknowledge that, during the Term, one (1) or more licenses from one (1) or more Third Parties [***]. In such an event the following provisions shall apply:
(a)    License by Regeneron. Regeneron shall determine, in its sole discretion, whether to, and shall have the right to, obtain and maintain any Third Party licenses to any Patent Rights relating to [***], including research necessary for [***]; provided, that Regeneron shall consult with Sanofi with respect thereto and shall consider in good faith Sanofi’s comments in connection therewith.
(b)    License by Sanofi. In the event that Regeneron [***] or the Parties decide that [***], Sanofi shall have the right to obtain and maintain such Third Party licenses.
(c)    Payment. If, as a result of either Party obtaining and maintaining such Third Party licenses, [***], such payments shall be [***] and shall not be [***] or [***].
ARTICLE 3
INFORMATION EXCHANGE AND UPDATES
3.1    Immuno-Oncology Steering Committee.
(a)    Formation, Composition and Membership. The Parties will establish an Immuno-Oncology Steering Committee, or IOSC, which shall consist of at least three (3) senior representatives appointed by each of Regeneron and Sanofi having, in each case, the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the IOSC. The IOSC established under this Agreement may have the same members as the IOSC established under the IO License and Collaboration Agreement, and such members may meet to simultaneously discuss matters within the jurisdiction of the IOSC under this Agreement and the IOSC under the IO License and Collaboration Agreement, respectively. Each Party may replace its IOSC members upon written notice to the other Party; provided, that (i) such replacement has

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

comparable standing and authority within that Party’s organization as the person he or she is replacing (or is otherwise reasonably acceptable to the other Party) and (ii) unless otherwise agreed by the Parties, at all times, one of Sanofi’s representatives on the IOSC must be Sanofi’s President of Research and Development, or equivalent senior-most executive responsible for research and development, and one of Regeneron’s representatives on the IOSC must be Regeneron’s President of Research and Development, or equivalent senior-most executive responsible for research and development. The IOSC will have two (2) co-chairpersons, one designated by each of Regeneron and Sanofi.
(b)    Meetings of the IOSC. The IOSC shall meet at least once every calendar quarter, unless the IOSC co-chairpersons otherwise agree in writing. All IOSC meetings may be conducted by telephone, video-conference or in person as determined by the IOSC co-chairpersons; provided, that the IOSC shall meet in person at least once each calendar year, unless the Parties mutually agree to meet by alternative means. Unless otherwise agreed by the Parties, all in-person meetings for IOSC shall be held on an alternating basis between Regeneron’s facilities and Sanofi’s facilities. Further, in addition to the regularly scheduled quarterly meetings, the IOSC shall meet upon the reasonable request of either Party’s co-chairperson. The co-chairpersons, with the assistance of the Alliance Managers, shall coordinate activities to prepare and circulate an agenda in advance of each meeting and prepare and issue draft minutes of each meeting within fourteen (14) days thereafter and final minutes within thirty (30) days thereafter. With the consent of the Parties (not to be unreasonably withheld, conditioned or delayed), a reasonable number of other representatives of a Party may attend any IOSC meeting as non-voting observers (provided, that such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in ARTICLE 9). Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in IOSC meetings.
(c)    Duties. The IOSC shall:
(i)    review and discuss the IO Discovery Program, including the IO Discovery Program Plan, any POC Development Plan and any Tail Period Plan;
(ii)    in accordance with Section 2.1(c), review and discuss each Sanofi Funded Trial Plan for each Sanofi Funded Trial that is conducted under the IO Discovery Program;
(iii)    review and discuss the then-current progress of the IO Discovery Program, including Regeneron’s identification, selection and prioritization of IO Discovery Program Antibodies and IO Discovery Program Target Profiles;
(iv)    review and discuss whether to develop IO Discovery Program Antibodies as Combination Therapies, including for use with Other Products (including Other Proprietary Products);

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(v)    review and discuss whether to continue any POC Development for a Product Candidate under this Agreement using the IO Discovery Budget after the date that Regeneron receives an Opt-In Notice from Sanofi for such Product Candidate;
(vi)    review and discuss proposed endpoints for clinical trials conducted under the IO Discovery Program for an IO Discovery Program Antibody;
(vii)    review and discuss Sanofi’s suggestions for the IO Discovery Program, including proposals from Sanofi (A) to include assets controlled by Sanofi or its Affiliates in the IO Discovery Program, and (B) to conduct Sanofi Funded Trials;
(viii)    review and discuss on a Tail Period Plan and Tail Period Budget in the event that Sanofi exercises its rights to extend the IO Discovery Program into a Tail Period pursuant to Section 2.6(a), and any updates to such Tail Period Plan and Tail Period Budget in the event that Sanofi exercises its rights with respect to Interim Antibodies or Interim Target Profiles pursuant to Section 2.6(b);
(ix)    attempt in good faith to resolve any Post-POC Plan Disputes referred to the IOSC pursuant to Section 5.2(g);
(x)    consider and act upon such other matters as specified in this Agreement or as otherwise agreed to by the Parties; and
(xi)    make any such decisions as are expressly allocated to the IOSC under this Agreement.
(d)    Decision Making. The IOSC shall review and discuss the matters before it in good faith such that the perspectives of each Party’s representatives on the IOSC are given due consideration; provided, that, except as otherwise expressly set forth in this Agreement, (i) Sanofi’s chairperson of the IOSC (or his or her designee) shall have the right to make the final decision on any matter relating to [***], and (ii) Regeneron’s chairperson of the IOSC (or his or her designee) shall have the right, consistent with Regeneron’s obligations hereunder, to make the final decision on any other matter properly before the IOSC in accordance with this Agreement. For clarity, Regeneron’s final decision-making authority shall not extend to any Arbitrable Matter or Expert Panel Dispute.
3.2    Alliance Management    . Each of Sanofi and Regeneron shall appoint a senior representative who possesses a general understanding of research, clinical, and regulatory issues to act as its Alliance Manager (“Alliance Manager”). Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment between the Parties. Each Alliance Manager will also be responsible for providing single-point communication for responding to reasonable information requests between quarterly IOSC meetings and seeking consensus both internally within the respective Party’s organization and with the other Party’s organization, including facilitating review of external corporate communications.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

3.3    Obligations of the Parties and their Affiliates    . The Parties shall cause their respective designees on the IOSC to take the actions and make the decisions provided herein to be taken and made by such respective designees in the manner and within the applicable time periods provided herein.
3.4    Exchange of Information. Each of Regeneron and, to the extent Sanofi conducts any Sanofi Funded Trials pursuant to Section 2.1(c), Sanofi, will provide regular and fulsome updates to the other Party, through the IOSC, concerning the progress of the IO Discovery Program, including to promptly notify the other Party of (a) any material correspondence with a Governmental Authority, (b) any submission to the FDA [***] and any decision of the FDA [***] and (c) any KRMs with respect to any clinical trials conducted by such Party under such Plan. Without limiting the foregoing, each Party will provide to the other Party’s representatives on the IOSC a written report (in electronic form) summarizing the material activities undertaken and any material information with respect to each IO Discovery Program Antibody and IO Discovery Program Target Profile then being developed under a Plan, including (x) any of the information set forth in clauses (a), (b) or (c) and Schedule 5, to the extent not previously provided to the IOSC, (y) updates to the POC Development Plan, if any, and (z) a summary of the results achieved by such Party under the IO Discovery Program, and each Party will its Commercially Reasonable Efforts to provide such written report at least ten (10) days prior to each regular quarterly meeting of the IOSC during the Term.
ARTICLE 4
PAYMENTS
4.1    Payments to Regeneron.
(a)    Upfront Payment. Within ten (10) Business Days of Sanofi’s receipt of an invoice from Regeneron (which invoice may be delivered electronically) following the Execution Date, Sanofi shall pay to Regeneron a non-refundable, non-creditable amount of Two Hundred and Sixty Five Million Dollars ($265,000,000) (the “Upfront Payment”) as consideration for access to Regeneron’s research capabilities and suite of discovery technologies and the exclusive right to have Regeneron utilize their research capabilities for the discovery or development of IO Antibodies in accordance with this Agreement.
(b)    IO Reimbursement Payments. Within forty-five (45) days following the end of each calendar quarter, Regeneron shall deliver electronically to Sanofi a written report setting forth in reasonable detail the Program Costs or, if applicable, Tail Early Opt-In Costs incurred by Regeneron or any of its Affiliates in such calendar quarter (including, for clarity, any Out-of-Pocket Costs, FTE Costs and Manufacturing Costs incurred by Regeneron or any of its Affiliates in such calendar quarter attributable to any Sanofi Funded Trial), and, with respect to the amount, if any, of such Program Costs or Tail Early Opt-In Costs that are to be funded by Sanofi in accordance with Section 4.2 (“Reimbursable Program Costs”), an invoice for such amount. Unless otherwise agreed to by the Parties in writing, the cumulative amount of all Reimbursable Program Costs (not including any Reimbursable Program Costs in respect of Sanofi Funded Trials or any Tail Early Opt-In Costs) invoiced by Regeneron to Sanofi under this Section 4.1(b) shall not exceed the sum of (i) Seventy-Five Million Dollars

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

($75,000,000) plus (ii) the Sanofi Aggregate Funding Cap, and (iii) if Sanofi exercises its rights with respect to a Tail Period pursuant to Section 2.6(a) or Section 2.6(b), the Tail Period Budget (as may be amended from time-to-time in accordance with Section 2.6(a) or Section 2.6(b)). Sanofi shall, within thirty (30) days after its receipt of an invoice therefor, reimburse Regeneron for all Reimbursable Program Costs set forth in each invoice that are not subject to a good faith dispute between the Parties (such reimbursement payments, the “IO Reimbursement Payments”).
(c)    IO Discovery Budget Planning. [***] prior to the date that Regeneron reasonably expects that the IO Discovery Budget will be exhausted, Regeneron shall provide Sanofi a written notice specifying to Sanofi such anticipated exhaustion date, solely for Sanofi’s planning purposes.
4.2    Discovery Program Costs.
(a)    The Parties shall be responsible for paying all IO Discovery Program Costs actually incurred in any Contract Year during the Measurement Period as follows:

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

	2015	2016	2017
“Base IO Discovery Program Costs”	First $[***] of Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%	First $[***] of Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%
“Additional IO Discovery Program Costs”	Next $[***] of Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%	Next $[***] of Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%	Next $[***] of Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%
“Excess IO Discovery Program Costs”	All Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year in excess of $[***]. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%	All Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year in excess of $[***]. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%	All Program Costs (excluding Sanofi Funded Trial Costs) incurred in such year in excess of $[***]. Funding Responsibility: Sanofi: [***]% Regeneron: [***]%
“Sanofi Funded Trial Costs”	[***]

(b)    With respect to each Contract Year after the Measurement Period and during the Discovery Budget Term, all Outer Year IO Discovery Program Costs actually incurred in such Contract Year shall be funded as between the Parties as follows:
(i)    Sanofi:     the amount of such Outer Year IO Discovery Program Costs multiplied by the Outer Year Sanofi Funding Percentage; and
(ii)    Regeneron: the amount of such Outer Year IO Discovery Program Costs multiplied by the Outer Year Regeneron Funding Percentage;
For clarity, [***] incurred by either Party after the Measurement Period and during the Term shall be [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(c)    Notwithstanding any other provision of this Agreement, in no event shall the aggregate amount of Additional IO Discovery Program Costs and Excess IO Discovery Program Costs paid by Sanofi exceed the Sanofi Aggregate Funding Cap.
(d)    For clarity, the following Program Costs and only the following Program Costs shall count against the IO Discovery Budget: Base IO Discovery Program Costs plus the Additional IO Discovery Program Costs plus the Excess IO Discovery Program Costs.
(e)    If Sanofi exercises its rights with respect to a Tail Period pursuant to Section 2.6(a) or Section 2.6(b), Sanofi shall be responsible for one hundred percent (100%) of the total Program Costs under the IO Discovery Program during the Tail Period. The cumulative amount of such Program Costs, excluding any Program Costs incurred in connection with a Sanofi Funded Trial, shall not exceed the Tail Period Budget.
(f)    If Sanofi exercises its Opt-In Rights with respect to any Tail Early Offer Antibodies pursuant to Section 5.2(f), Sanofi shall be responsible for one hundred percent (100%) of the total Tail Early Opt-In Costs in respect of each such Tail Early Offer Antibody from and after such time as it becomes a Tail Early Opt-In Antibody in accordance with Section 5.2(f)(ii).
(g)    To the extent that Sanofi performs any activities under the IO Discovery Program (including conducting any Sanofi Funded Trial), it shall do so at its sole cost and expense and such costs and expenses shall not be treated as Program Costs except as provided in Section 2.1(c), and in no event shall any Sanofi Funded Trial Costs incurred by either Party be reimbursed from or count against the IO Discovery Budget.
(h)    The Parties acknowledge that the Program Costs and Tail Early Opt-In Costs are research and development expenses, as defined in the U.S. Internal Revenue Code Section 41, and agree that any and all credits or deductions to which either Party may be entitled on account of such Program Costs and Tail Early Opt-In Costs shall be allocated to Sanofi.
4.3    IO Development Balance.
(a)    Fifty percent (50%) of the total Program Costs and Tail Early Opt-In Costs attributable to clinical development (i.e., in connection with the conduct of clinical trials, including clinical supply therefor, but excluding, e.g., toxicology, process development, and formulation development) of IO Discovery Program Antibodies under the IO Discovery Program or Tail Early Opt-In Antibodies as provided in Section 5.2(f) shall be added to the IO Development Balance under the IO License and Collaboration Agreement. For clarity, no costs and expenses of a Sanofi Funded Trial conducted pursuant to Section 2.1(c) shall be added to the IO Development Balance except as provided in Section 4.3(b).
(b)    If and only if [***], then [***] percent ([***]%) of the Sanofi Funded Trial Costs incurred directly in connection with the conduct of such Sanofi Funded Trial

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(including any IO Reimbursement Payments actually paid to Regeneron in respect thereof) in accordance with the Sanofi Funded Trial Plan shall be added to the IO Development Balance under the IO License and Collaboration Agreement. For clarity, no Sanofi Funded Trial Costs shall count against the IO Discovery Budget, Sanofi Aggregate Funding Cap or the Tail Period Budget (if any).
4.4    Royalty Payments for IO Royalty Products. If Regeneron or its Affiliate or licensee successfully develops and commercializes an IO Royalty Product, then Regeneron shall pay to Sanofi, within sixty (60) days following the end of each calendar quarter during the applicable Royalty Term, a royalty payment of [***] percent ([***]%) on the aggregate Net Sales of such IO Royalty Product. Notwithstanding anything to the contrary in this Agreement or any Ancillary Collaboration Agreement, Regeneron shall not owe any royalty payment to Sanofi under any Ancillary Collaboration Agreement with respect to any product that is an IO Royalty Product (including any Refused Candidate) under this Agreement. For clarity, Regeneron shall not owe any royalty payment to Sanofi under this Agreement with respect to any product that is a Licensed Product under the Existing License and Collaboration Agreement or an IO Licensed Product under the IO License and Collaboration Agreement. In the event that any license fees, milestones or royalties would become payable to any Third Party pursuant to any Sanofi Intellectual Property licensed to Sanofi and sublicensed to Regeneron and its Affiliates pursuant to Section 2.7 as a result of the development, manufacture, sale, offer for sale, commercialization or use of any IO Royalty Product by Regeneron or its Affiliate or licensee then Sanofi shall provide written notice to Regeneron specifying any license fees, milestones or royalties that Sanofi is required to pay to a Third Party that are specifically tied and reasonably allocable to such IO Royalty Product no later than thirty (30) days after the date on which a product first becomes an IO Royalty Product hereunder (or, if such license or sublicense is entered into by Sanofi after such product becomes an IO Royalty Product, then within thirty (30) days after Sanofi first enters into such license), and such payments shall [***]; provided that with respect to any Sanofi Intellectual Property contained in any such sub-license, Regeneron shall have the right, exercisable in Regeneron’s sole discretion upon written notice to Sanofi, to exclude such Sanofi Intellectual Property from the license granted to Regeneron in Section 2.7 with respect to any IO Royalty Product or all IO Royalty Products, and Sanofi shall not [***].
4.5    Royalty Term and Reporting. The royalties payable by Regeneron under Section 4.4 shall each be paid for the period of time, as determined on an IO Royalty Product-by-IO Royalty Product and country-by-country basis, commencing on the Effective Date and ending on the later to occur of (a) [***] or (b) [***] (the “Royalty Term”). During the applicable Royalty Term, Regeneron shall deliver to Sanofi with each royalty payment a report detailing in reasonable detail the information necessary to calculate the royalty payments due under this Agreement for such calendar quarter, including the following information, specified on an IO Royalty Product-by-IO Royalty Product and country-by-country basis: (i) total gross invoiced amount from sales of each IO Royalty Product by Regeneron, its Affiliates and sublicensees; (ii) all relevant deductions from gross invoiced amounts to calculate Net Sales; (iii) Net Sales; and (iv) royalties payable.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

4.6    Payment Method and Currency. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. All sums due under this Agreement shall be payable in Dollars. In those cases where the amount due in Dollars is calculated based upon one or more currencies other than Dollars, such amounts shall be converted to Dollars using the average of the buying and selling exchange rate for conversion of the applicable foreign currency into Dollars, using the spot rates (the “Mid Price Close” found on Thomson Reuters Eikon, or any other source as agreed to by the Parties) from the last Business Day of the month of the period to which the payment relates.
4.7    Late Payments    . The Parties agree that, unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, amounts due by one Party to the other shall be payable to a bank account, details of which are to be communicated by the receiving Party. Unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, all payments under this Agreement shall earn interest, to the extent permitted by applicable Law, from the date due until paid at a rate equal to one month London Inter-Bank Offering Rate (LIBOR) U.S. Dollars, as quoted on Thomson Reuters Eikon (or any other source as agreed to by the Parties) effective for the date on which the payment was due, [***] (such sum being referred to as the “Default Interest Rate”).
4.8    Right to Offset Payments. Subject to Section 4.9, each Party shall have the right to offset any amount owed by the other Party to such first Party under or in connection with this Agreement [***], including pursuant to this ARTICLE 4 or in connection with any breach, against any payments owed by such first Party to such other Party under this Agreement; provided, however, that no such offset shall be permitted to the extent and for so long as such other Party is contesting in good faith its obligation to make any such payment to such first Party under the applicable dispute resolution procedures of this Agreement [***]. Such offsets shall be in addition to any other rights or remedies available under this Agreement and applicable Law.
4.9    Taxes. Any withholding or other taxes that either Party or its Affiliates is required by Law to withhold or pay on behalf of the other Party with respect to any payments to such other Party hereunder shall be deducted from such payments and paid to the appropriate tax authority contemporaneously with the remittance to the other Party; provided, that the withholding Party shall furnish the other Party with proper evidence, including any self-reporting documentation, of the taxes so paid. Each Party shall cooperate with the other and furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Law (or exemption from such withholding tax payments, as applicable).
4.10    Invoices and Documentation. The Parties shall approve the form of any invoices or necessary documentation relating to any payments hereunder. All payments otherwise due and owing under this Agreement shall be supported by, and, if any such payment is due hereunder within a specified time period, such specified time period shall not start running until receipt by the owing Party of, an invoice delivered (whether electronically or physically) to the Party owing such amount, except as provided in Section 4.1.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

4.11    Program Costs Forecasts. By no later than [***], Regeneron will provide Sanofi with a good faith estimate of a forecast, by calendar quarter, of the projected Program Costs and Tail Early Opt-In Costs for [***], and by no later than [***], Regeneron will provide Sanofi with a good faith estimate of a re-forecast of the projected Program Costs and Tail Early Opt-In Costs, by calendar quarter, for [***]. Furthermore, by [***], Regeneron will also provide Sanofi with a good faith estimate of projected Program Costs and Tail Early Opt-In Costs, on an annual basis, for the [***]. Regeneron shall deliver to Sanofi, [***], a good faith forecast of the anticipated Program Costs to be incurred for the last [***].
ARTICLE 5
OPT-IN RIGHTS TO LICENSE PRODUCT CANDIDATES
5.1    Opt-In Rights Generally. Sanofi shall have the Opt-In Rights described in this ARTICLE 5. Subject to each Party’s rights under Section 2.5 and the other terms of this Agreement, while the Opt-In Rights are in effect with respect to an IO Discovery Program Antibody, except as provided in Section 2.5(c) and Section 5.4, Regeneron will not grant to any Third Party rights to such IO Discovery Program Antibody that would preclude or restrict Sanofi from exercising its Opt-In Rights hereunder with respect to such IO Discovery Program Antibody. The Opt-In Rights will expire, and Sanofi will no longer have any rights or licenses to any IO Discovery Program Antibodies under this Agreement, upon the Budget Expiration Date or, with respect to Tail Period Antibodies only, the Tail Expiration Date (or in each case, if later, with respect to any specific IO Discovery Program Antibody, expiration of any Opt-In Period in effect at the Budget Expiration Date or Tail Expiration Date, as applicable). For the avoidance of doubt, (a) Sanofi shall have no Opt-In Rights to Excluded Candidates or any IO Antibodies that [***], and (b) Sanofi may only exercise its Opt-In Rights with respect to an IO Discovery Program Antibody during the applicable Opt-In Period(s) therefor as specified in Section 5.2, and after expiry of such Opt-In Period(s) (if Sanofi has not timely exercised its Opt-In Rights therefor), such Antibody shall become a Refused Candidate and Sanofi shall have no further Opt-In Rights or other rights with respect to such IO Antibody.
5.2    Opt-In Periods    .
(a)    Initial Opt-In Report. As soon as reasonably practicable following [***] (any such IO Discovery Program Antibody, a “Product Candidate”), Regeneron will provide Sanofi with a written report (the “Initial Opt-In Report”) containing, (A) to the extent in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices, the information and other data set forth on Schedule 6 with respect to such Product Candidate (for all Indications, [***]) and the IO Target Profile that it targets, whether obtained or generated in the IO Discovery Program or otherwise under this Agreement, or under the Existing Discovery Agreement, (B) a reasonably detailed outline of Regeneron’s initial proposal with respect to the plan and yearly detailed budget for the planned development activities for such Product Candidate through the completion of Phase III Clinical Trials to support an initial filing for Marketing Approval for such Product Candidate (the “Post-POC Development Plan”), as well as a separate itemization of any planned development activities and related budget(s) for such Product Candidate [***],

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

and (C) for any preclinical or clinical data provided pursuant to (A) that relates to [***], specification of whether such data was obtained or generated under the IO Discovery Program or any Ancillary Collaboration Agreement or otherwise, and an estimate of all costs and expenses incurred by Regeneron (x) in accordance with this Agreement and the Existing Discovery Agreement, and (y) after expiration of the Existing Discovery Agreement, in each case ((x) and (y)) in connection with obtaining or generating such data outside of the IO Discovery Budget, the Tail Period Budget (if any) or the Existing Discovery Program (which costs and expenses shall be reimbursed by Sanofi in accordance with and subject to Section 9.2(c) of the IO License and Collaboration Agreement). The Initial Opt-In Report shall include [***].
(b)    Initial Opt-In Period. Sanofi has the right to exercise its Opt-In Rights with respect to a Product Candidate by delivering to Regeneron an Opt-In Notice during the [***] period following Sanofi’s receipt of the Initial Opt-In Report for such Product Candidate (such period, as it may be extended as provided in this Section 5.2(b), the “Initial Opt-In Period”). During the Initial Opt-In Period, Regeneron shall also promptly provide, if, as and when available, Sanofi with all material new information of the type required to be set forth in the Initial Opt-In Report regarding the Product Candidate, and any other material information regarding the Product Candidate that Sanofi reasonably requests to the extent in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices. If Sanofi receives material information regarding the Product Candidate on or after the date that is [***] Sanofi shall be permitted to deliver an Opt-In Notice [***].
(c)    Deferred Opt-In Period. If [***], then Sanofi may, at its option (exercisable upon delivery of written notice to Regeneron within [***] after receipt of the Initial Opt-In Report (a “Deferral Notice”)), elect to defer its Opt-In Rights with respect to such Product Candidate to a point in time when [***] for such Product Candidate [***]. If Sanofi provides Regeneron with a Deferral Notice, as soon as reasonably practicable following the point in time when [***], provide Sanofi with an updated written report (a “Deferred Opt-In Report”) containing any additional information of the type required to be set forth in the Initial Opt-In Report for the applicable Product Candidate that has become available to Regeneron since the delivery of such Initial Opt-In Report (including, if available, any KRMs and individual patient data). Following a Deferral Notice, Sanofi shall have the right to exercise its Opt-In Rights with respect to the applicable Product Candidate by delivering to Regeneron an Opt-In Notice during the [***] period following Sanofi’s receipt of the Deferred Opt-In Report for such Product Candidate (such period, as it may be extended as provided in this Section 5.2(c), the “Deferred Opt-In Period”). During the Deferred Opt-In Period, Regeneron shall also promptly provide, if, as and when available, Sanofi with all new material information of the type required to be set forth in the Initial Opt-In Report regarding the Product Candidate, and any other material information regarding the Product Candidate that Sanofi reasonably requests to the extent in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices. If Sanofi receives material information regarding the Product Candidate on or after the date that is [***] Sanofi shall be permitted to deliver an Opt-In Notice [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(d)    FDA Breakthrough Therapy Designation. If an FDA Breakthrough Therapy Designation is received in respect of an IO Discovery Program Antibody, then such IO Discovery Program Antibody shall be deemed to be a Product Candidate irrespective of whether such IO Discovery Program Antibody has met the requirements of a Product Candidate as set forth in Section 5.2(a). Following receipt of FDA Breakthrough Designation for a Product Candidate, if (i) Regeneron has not provided an Initial Opt-In Report for such Product Candidate or (ii) Regeneron has provided an Initial Opt-In Report, Sanofi has timely provided Regeneron with a Deferral Notice, and Regeneron has not provided a Deferred Opt-In Report with respect to such Product Candidate, then in either case ((i) or (ii)) Regeneron shall have the right to provide Sanofi with a written report (a “Breakthrough Opt-In Report”) containing all information of the type that would be required to be set forth in (x) an Initial Opt-In Report for such Product Candidate, if Regeneron has not previously provided to Sanofi an Initial Opt-In Report in respect of such Product Candidate pursuant to Section 5.2(a), or (y) a Deferred Opt-In Report for such Product Candidate, if Regeneron has previously provided to Sanofi an Initial Opt-In Report in respect of such Product Candidate pursuant to Section 5.2(a). Sanofi has the right to exercise its Opt-In Rights with respect to such Product Candidate by delivering to Regeneron an Opt-In Notice during the period following Sanofi’s receipt of the Breakthrough Opt-In Report for such Product Candidate and ending on the earlier to occur of (A) the end of the [***] period following Sanofi’s receipt of the Breakthrough Opt-In Report, and (B) if Regeneron has provided to Sanofi a Deferred Opt-In Report in respect of such Product Candidate pursuant to Section 5.2(c), the end of the Deferred Opt-In Period (such period, as it may be extended as provided in this Section 5.2(d), the “Breakthrough Opt-In Period”). During the Breakthrough Opt-In Period, Regeneron shall also promptly provide, if, as and when available, Sanofi with all new material information of the type required to be set forth in the Initial Opt-In Report regarding the Product Candidate, and any other material information regarding the Product Candidate that Sanofi reasonably requests to the extent in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices. If Sanofi receives material information regarding the Product Candidate on or after the date that is ten (10) Business Days prior to the expiration of the Breakthrough Opt-In Period, the Breakthrough Opt-In Period shall be extended by an additional ten (10) Business Days following the expiration of the original Breakthrough Opt-In Period and Sanofi shall be permitted to deliver an Opt-In Notice during such extension. Notwithstanding anything to the contrary in Section 5.2, if Sanofi does not exercise its Opt-In Rights with respect to such Product Candidate within the Breakthrough Opt-In Period, Sanofi shall be deemed to have provided an Opt-Out (as defined below) with respect to such Product Candidate, and such Product Candidate shall immediately become a Refused Candidate pursuant to Section 5.3.
(e)    Effect of Exercise of Sanofi’s Opt-In Rights with respect to Product Candidates. If Sanofi properly exercises its Opt-In Rights with respect to a Product Candidate (but not, for clarity, a Tail Early Offer Antibody) by delivering an Opt-In Notice (a “Non-Tail Opt-In Notice”) during the Initial Opt-In Period (or the Deferred Opt-In Period or Breakthrough Opt-In Period, if and as applicable) therefor, then such Product Candidate shall, from and after the first day of the month in which Sanofi’s delivers such Non-Tail Opt-In Notice for such Product Candidate, as applicable, be deemed an IO Licensed Product under

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the IO License and Collaboration Agreement for all Indications, including any Non-IO Indication. For clarity, in the event that Sanofi exercises its Opt-In Rights by delivering a Non-Tail Opt-In Notice during the Initial Opt-In Period, Deferred Opt-In Period, or Breakthrough Opt-In Period, if and as applicable, therefor, all costs and expenses incurred by Regeneron with respect to such Product Candidate following the delivery of the Initial Opt-In Report or, if earlier, the delivery of the Breakthrough Opt-In Report, and prior to first day of the month in which Sanofi delivers such Non-Tail Opt-In Notice shall be treated as Program Costs and counted against the IO Discovery Budget or the Tail Period Budget, as applicable, and all costs and expenses incurred after such first day shall be treated as Development Costs under the IO License and Collaboration Agreement; provided that Regeneron may continue to incur Program Costs in respect of such Product Candidate after receipt of Sanofi’s Non-Tail Opt-In Notice solely to the extent provided by Section 5.5. For clarity, (i) if Sanofi Opts-In to a Product Candidate (but not, for clarity, a Tail Early Offer Antibody), Regeneron shall have the right to develop, under the IO Discovery Program, [***], and (ii) if Sanofi Opts-Out with respect to any Product Candidate or any Tail Early Offer Antibody developed under the IO Discovery Program, Regeneron shall have the right to develop and commercialize such Product Candidate or Tail Early Offer Antibody as a Refused Candidate pursuant and subject to Section 2.5(d) and Section 5.3(b).
(f)    Tail Early Opt-In Period; Effect of Exercise of Sanofi’s Opt-In Rights with respect to Tail Early Offer Antibodies.
(i)    At such time that is [***] prior to the Tail Expiration Date (such date of notice, the “Tail Expiration Notice Date”), Regeneron shall provide Sanofi with written notice (a “Tail Expiration Notice”) containing a list of the Tail Period Antibodies for which, prior to the Tail Expiration Notice Date, [***] (each, a “Tail Early Offer Antibody”). Sanofi shall thereafter have the right, for a period of [***] after delivery of the Tail Expiration Notice, to provide a written notice to Regeneron requesting a summary of the material information with respect to any Tail Early Offer Antibody with respect to which Sanofi has a good faith interest in exercising its Opt-In Rights, and Regeneron shall, within [***] after receipt of Sanofi’s written request, provide a report containing any such information to the extent not previously made available to Sanofi and in Regeneron’s possession and control or in Regeneron’s control and accessible by Regeneron consistent with Regeneron’s regular business practices (a “Tail Early Opt-In Report”), together with a plan for the continued POC Development of such Tail Early Offer Antibody until the achievement of POC together with an associated budget (a “Tail Early Opt-In Development Plan”). Sanofi shall thereafter have the right to exercise its Opt-In Rights with respect to any Tail Early Offer Antibody for which Regeneron has provided a Tail Early Opt-In Report by delivering to Regeneron an Opt-In Notice within the [***] period following Sanofi’s receipt of the Tail Early Opt-In Report, but in no event later than the Tail Expiration Date (such period, the “Tail Early Opt-In Period”). Any Tail Early Offer Antibody with respect to which Sanofi provides an Opt-In Notice during the Tail Early Opt-In Period pursuant to this Section 5.2(f) shall be referred to herein as a “Tail Early Opt-In Antibody”. Any Tail Early Offer Antibody with respect to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

which Sanofi does not provide an Opt-In Notice during the Tail Early Opt-In Period pursuant to this Section 5.2(f) shall become a Refused Candidate pursuant to Section 5.3.
(ii)    If Sanofi properly exercises its Opt-In Rights with respect to a Tail Early Offer Antibody during the Tail Early Opt-In Period for such Tail Early Offer Antibody, then such Tail Early Offer Antibody shall, from and after the Tail Expiration Date, be deemed an IO Licensed Product under the IO License and Collaboration Agreement for all Indications, including any Non-IO Indication; provided that (A) Regeneron shall continue to have the right to conduct POC Development in respect of such Tail Early Opt-In Antibody under the applicable Tail Early Opt-In Development Plan under this Agreement, and shall remain subject to the same reporting obligations pursuant to Section 3.4 with respect to such Tail Early Opt-In Antibody as Regeneron would be obligated with respect to an IO Discovery Program Antibody for so long as Regeneron is conducting such POC Development under such Tail Early Opt-In Development Plan, and (B) Regeneron’s costs and expenses in respect thereof (“Tail Early Opt-In Costs”) shall be reimbursed by Sanofi to Regeneron pursuant to Section 4.1(b) of this Agreement and shall not constitute Development Costs under the IO License and Collaboration Agreement except as provided in this Section 5.2(f)(ii). Upon such time as a Tail Early Opt-In Antibody first becomes a Product Candidate (for clarity, Sanofi shall not have the right to provide a Deferral Notice for any IO Antibody after the Tail Expiration Note Date), Regeneron will provide Sanofi with a written report containing all information of the type that would be required to be included in an Initial Opt-In Report if such Tail Early Opt-In Antibody was a Product Candidate, including, for clarity, a Post-POC Development Plan with respect thereto (a “Tail POC Report”). Upon such time as Regeneron delivers a Tail POC Report with respect to a Tail Early Opt-In Antibody, the Post-POC Principal Party for such Tail Early Opt-In Antibody shall be selected in accordance with Section 5.2 of the IO License and Collaboration Agreement as if such Tail Offer Opt-In Antibody became an IO Licensed Product at the time that Regeneron delivered such Tail POC Report (and not, for clarity, as if such Tail Early Opt-In Antibody became an IO Licensed Product as of the Tail Expiration Date). [***], Regeneron shall provide Sanofi with written notice thereof (a “Tail Early Opt-In Termination Notice”), but shall not be required to deliver a Tail POC Report with respect to such Tail Early Opt-In Antibody. Upon delivery of such notice by Regeneron, such Tail Early Opt-In Antibody shall become a Refused Candidate. All costs and expenses incurred by Regeneron with respect to a Tail Early Opt-In Antibody from and after the first day of the month in which the Tail POC Report is delivered to Sanofi for such Tail Early Opt-In Antibody shall be treated as Development Costs under the IO License and Collaboration Agreement; provided that Regeneron may continue to incur Tail Early Opt-In Costs in respect of such Tail Early Opt-In Antibody after delivery of the Tail POC Report solely to the extent provided in Section 5.4 or Section 5.5.
(iii)    Notwithstanding the foregoing, this Section 5.2(f) shall not apply with respect to any Product Candidate for which Regeneron has provided an Initial Opt‑In Report pursuant to Section 5.2(a), a Deferred Opt-In Report pursuant to Section 5.2(c), or Breakthrough Op-In Report pursuant to Section 5.2(d).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(g)    Post-POC Plan Disputes.
(i)    If Sanofi would be the Post-POC Principal Party with respect to a Product Candidate for which Regeneron delivers an Initial Opt‑In Report pursuant to Section 5.2(a), and Sanofi wishes to modify the Post-POC Development Plan contained in such Initial Opt-In Report, then Sanofi may [***].
(ii)    If Sanofi would be the Post-POC Principal Party with respect to a Product Candidate for which Regeneron delivers a Deferred Opt‑In Report pursuant to Section 5.2(c), and Sanofi wishes to modify the Post-POC Development Plan contained in such Deferred Opt-In Report, then Sanofi may [***].
(iii)    If Sanofi would be the Post-POC Principal Party with respect to a Product Candidate for which Regeneron delivers a Breakthrough Opt‑In Report pursuant to Section 5.2(d), and Sanofi wishes to modify the Post-POC Development Plan contained in such Breakthrough Opt-In Report, and (A) such Breakthrough Opt-In Report is delivered prior to the delivery of an Initial Opt-In Report with respect to such Product Candidate, or (B) such Breakthrough Opt-In Report is delivered after the delivery of an Initial Opt-In Report with respect to such Product Candidate and Sanofi has previously provided a Deferral Notice but Regeneron has not provided a Deferred Opt-In Report with respect to such Product Candidate, then, in either case ((A) or (B)), Sanofi may [***].
(iv)    Any matter submitted to the IOSC pursuant to and in accordance with Section 5.2(g)(i), Section 5.2(g)(ii) or Section 5.2(g)(iii) shall be referred to herein as a “Post-POC Plan Dispute”. In the event that the IOSC is not able to resolve a Post-POC Plan Dispute referred to it within [***] after such matter is first so referred, such Post-POC Plan Dispute shall be referred to the dispute resolution process set forth in Section 13.3 and the Parties shall use diligent and good faith efforts to cause the completion of any such dispute process as soon as reasonably practicable.
(v)    In the event that [***] at least [***] prior to the expiry of the Opt-In Period during which Sanofi [***] (the “Applicable Opt-In Period”), then such Applicable Opt-In Period shall be extended such that it expires [***]; provided, that if any Post-POC Plan Dispute is not fully resolved in accordance with Section 13.3 at least [***] prior to the expiration of such [***] period, and such failure or delay is caused by (1) any failure by Regeneron to appoint an individual to the Expert Panel pursuant to Section 13.3(b)(ii) within the time period specified therein, or to submit to the Expert Panel Regeneron’s proposed version of the Disputed Plan Components pursuant to Section 13.3(b)(viii) within the time period specified therein, or (2) any failure by the two individuals appointed to the Expert Panel by Regeneron and Sanofi to agree on an additional expert pursuant to Section 13.3(b)(iii) within the time period specified therein, then the Extended Opt-In Period shall be further extended by the number of days of delay beyond the time periods referenced in clauses (1) and (2) resulting from the failures identified therein; except in each case to the extent that any such failure or delay is attributable to any act or omission by Sanofi or its Affiliates. To the extent that the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Expert Panel does not render a decision at least [***] prior to the expiration of the Extended Opt-In Period, and solely to the extent that such failure is not attributable to any act or omission by Sanofi or its Affiliates, then the Extended Opt-In Period shall be further extended by [***]. For clarity, the foregoing shall not limit the Parties obligations under Section 5.2(g)(iv) or Section 13.3(b).
(vi)    In the event that a Post-POC Plan Dispute with respect to a Product Candidate is not fully resolved within the last-to-expire of the Initial Opt-In Period, Deferred Opt-In Period, Breakthrough Opt-In Period, or Extended Opt-In Period, if and as applicable, and (A) Sanofi timely provides an Opt-In Notice for such Product Candidate, then such Product Candidate shall become an IO Licensed Product pursuant to Section 5.2(e) and the most recent Post-POC Development Plan provided by Regeneron in the latest Opt-In Report provided with respect to such Product Candidate shall be the Post-POC Development Plan for such Product Candidate under the IO License and Collaboration Agreement, or (B) Sanofi fails to timely provide an Opt-In Notice for such Product Candidate, then Sanofi shall be deemed to have provided an Opt-Out with respect to such Product Candidate and Section 5.3 shall apply.
5.3    Refused Candidates. If (v) Regeneron has provided an Initial Opt-In Report with respect to a Product Candidate and Sanofi fails to exercise its Opt-In Rights with respect to such Product Candidate during the Initial Opt-In Period (if any) therefor (or to provide a Deferral Notice within thirty (30) days, or to provide a Post-POC Plan Dispute Notice within thirty (30) days, after receipt of an Initial Opt-In Report therefor), (w) Sanofi has timely provided a Deferral Notice with respect to a Product Candidate but fails to exercise its Opt-In Rights during the Deferred Opt-In Period, or Extended Opt-In Period (if and as applicable) therefor, (x) Regeneron has provided a Breakthrough Opt-In Report with respect to a Product Candidate and Sanofi fails to exercise its Opt-In Rights within the Breakthrough Opt-In Period or Extended Opt-In Period (if and as applicable) therefor, (y) Regeneron has provided a Tail Expiration Notice with respect to one or more Tail Early Offer Antibodies and Sanofi fails to exercise its Opt-In Rights within the Tail Early Opt-In Period therefor, or (z) if Sanofi notifies Regeneron in writing that it will not exercise its Opt-In Rights with respect to a Product Candidate or Tail Early Offer Antibody during the Initial Opt-In Period (or the Deferred Opt-In Period, the Breakthrough Opt-In Period, the Tail Offer Opt-In Period or the Extended Opt-In Period, if and as applicable) therefor (each such action or inaction described in clauses (v)-(z) (inclusive), an “Opt-Out”), then, in each such case, the following shall apply:
(a)    Refused Candidate. Sanofi’s Opt-In Rights shall expire with respect to such Product Candidate or Tail Early Offer Antibody, and such Product Candidate or Tail Early Offer Antibody shall automatically become a “Refused Candidate” hereunder. All licenses granted in Section 2.7 shall automatically expire with respect to each Product Candidate or Tail Early Offer Antibody upon such Product Candidate or Tail Early Offer Antibody becoming a Refused Candidate. Following such time as a Product Candidate or Tail Early Offer Antibody becomes a Refused Candidate, Sanofi shall no longer have any rights to such Product Candidate or Tail Early Offer Antibody under this Agreement or the IO License and Collaboration Agreement. If Sanofi Opts-Out with respect to a Product Candidate prior to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the Budget Expiration Date (or, if such Product Candidate is a Tail Period Antibody, prior to the Tail Expiration Date), Regeneron may continue using funds in the IO Discovery Budget (or if such Product Candidate is a Tail Period Antibody, the Tail Period Budget) for the costs and expenses incurred by Regeneron and its Affiliates (to the extent such costs and expenses would or do constitute Program Costs) (x) in connection with the development of such Product Candidate following delivery of the Opt-In Report until such time as Sanofi Opts-Out with respect to such Product Candidate, subject to Section 5.5, and (y) in connection with winding down such activities in accordance with applicable Law (to the extent they are actually wound down as required by Law or ethical considerations) or if applicable Law or ethical considerations dictate that such activities continue, the conduct of such activities, in each case from and after such Opt-Out. Except as provided in this Section 5.3(a), any costs and expenses incurred by Regeneron or its Affiliates in connection with the development of a Refused Candidate following Opt-Out shall not constitute Program Costs hereunder. Notwithstanding anything to the contrary in this Agreement or any Ancillary Collaboration Agreement, upon such time as a Product Candidate or Tail Early Offer Antibody becomes a Refused Candidate, such Product Candidate or Tail Early Offer Antibody shall automatically become an “Excluded Candidate” under the Existing Discovery Agreement. For [***] Regeneron shall not owe any royalty or other payments to Sanofi under any Ancillary Collaboration Agreement with respect to any such Refused Candidate.
(b)    Regeneron Rights. Regeneron may (i) continue to develop, manufacture and commercialize (on its own or with one or more Third Parties) any Refused Candidate without restriction outside of this Agreement and any Ancillary Collaboration Agreement unless the Refused Candidate is a Competing Refused Candidate, in which case, Section 2.5(d) shall apply, and (ii) practice and use [***]. For clarity, subject to Section 2.10, Regeneron may continue to develop and commercialize such IO Antibodies for use with one (1) or more other IO Antibodies (including IO Antibodies controlled by Regeneron or its Affiliates or by other Persons).
(c)    Sanofi Rights and Obligations. Neither Sanofi nor its Affiliates, either directly, or with or through any Third Party, may develop or commercialize (i) any Refused Candidate or (ii) any IO Antibody that targets the same IO Target Profile as such Refused Candidate, other than Excluded Candidates that were External Candidates for which Sanofi was the Offering Party that did not [***], until the later of [***], and any such IO Antibody shall be referred to herein as a “Sanofi Restricted Antibody” for [***]; provided, that (1) if, as a result of [***], then such IO Antibodies shall cease to be Sanofi Restricted Antibodies upon the [***], and such restriction shall not apply, and Sanofi and its Affiliates shall be free to develop [***], during and after such period, or (2) with respect to any Tail Early Offer Antibody that becomes a Refused Candidate (I) pursuant to Section 5.2(f)(i), if Regeneron [***] at least [***] after [***], or (II) pursuant to Section 5.2(f)(ii), then, without limiting Sanofi’s obligations with respect to any other Refused Candidate [***], such [***] will no longer apply with respect to such [***]. For clarity, any IO Antibody that [***] that was listed on Schedule 1 as of the Execution Date shall not, at any time during the Term or thereafter be considered an IO Discovery Program Antibody or a Refused Candidate under this Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

5.4    Additional Development Prior to Opt-In. From and after Regeneron’s delivery to Sanofi of an Initial Opt-In Report, Deferred Opt-In Report, Breakthrough Opt-In Report or Tail Early Opt-In Report with respect to a Product Candidate or a Tail Early Offer Antibody until Sanofi’s exercise of its Opt-In Rights (or an Opt-Out) with respect to such Product Candidate or Tail Early Offer Antibody, [***]. After delivery of an Initial Opt-In Report or, if earlier, a Breakthrough Opt-In Report or Tail Early Opt-In Report with respect to a Product Candidate or a Tail Early Offer Antibody, as applicable, to Sanofi and prior to Sanofi exercising its Opt-In Rights (or an Opt-Out) with respect to such Product Candidate or Tail Early Offer Antibody, as applicable:
(a)    Regeneron shall have the right to continue (or commence) any and all research and development activities that constitute POC Development (for the avoidance of doubt, other than Phase III Clinical Trials) with respect to such Product Candidate or Tail Early Offer Antibody, including with respect to [***], in each case, under the IO Discovery Program using the IO Discovery Budget or, with respect to (i) a Product Candidate that is a Tail Period Antibody or (ii) a Tail Early Offer Antibody, the Tail Period Budget; and
(b)    Regeneron may, with the prior consent of Sanofi, conduct development activities with respect to such Product Candidate or Tail Early Offer Antibody that do not constitute POC Development but are reasonably intended to support or enable post-POC activities, including with respect to [***], in each case, under the IO Discovery Program using the IO Discovery Budget or, with respect to a Product Candidate that is a Tail Period Antibody or a Tail Early Offer Antibody, the Tail Period Budget; provided, that (i) if Sanofi Opts-In with respect to a Product Candidate, the costs of such development activities shall be handled in accordance with Section 5.2(e), (ii) if Sanofi Opts-In with respect to a Tail Early Offer Antibody, the costs of such development activities shall be handled in accordance with Section 5.2(f), and (iii) if Sanofi Opts-Out with respect to the Product Candidate or Tail Early Offer Antibody, the costs and expenses incurred by Regeneron and its Affiliates (to the extent such costs and expenses would or do constitute Program Costs) in connection with winding down such activities in accordance with applicable Law (to the extent they are actually wound down as required by Law or ethical considerations) or if applicable Law or ethical considerations dictate that such activities continue, the conduct of such activities, shall be funded under the IO Discovery Budget or the Tail Period Budget, as applicable, and Regeneron shall be solely responsible for any other costs associated with such development activities outside of the IO Discovery Program.
(c)    In the event of a Post-POC Plan Dispute with respect to a Post-POC Development Plan and a Product Candidate, Regeneron [***]. If Sanofi exercises its Opt-In Rights with respect to a Product Candidate for which Regeneron has initiated or conducted portions of the Post-POC Development Plan pursuant to this Section 5.4(c), and thereafter Sanofi requests that Regeneron transfer the conduct of one or more of such activities to Sanofi, Regeneron and Sanofi shall work together in good faith to promptly transition such activities in a smooth and orderly manner.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

5.5    Additional Development Following Opt-In. Notwithstanding anything to the contrary in this Agreement or the IO License and Collaboration Agreement, from and after the date that Regeneron receives an Opt-In Notice from Sanofi with respect to a Product Candidate or Tail Early Offer Antibody (in each case, which shall thereupon become an IO Licensed Product) or delivers a Tail POC Report to Sanofi with respect to such Tail Early Opt-In Antibody, Regeneron shall have the right to continue any POC Development clinical trials for such IO Licensed Products that have commenced (i.e., first patient first visit has occurred) at the time of Regeneron receives the applicable Opt-In Notice, and the costs and expenses of such post-Opt-In Notice clinical trials shall be treated as Program Costs and counted against the IO Discovery Budget or the Tail Period Budget, as applicable; provided, for the avoidance of doubt, that this Section 5.5 shall not apply to REGN2810.
5.6    Rights with respect to IO Antibodies that are also non-IO Antibodies. Notwithstanding anything to the contrary in this Agreement or the IO License and Collaboration Agreement, but subject to Section 5.3(a) of this Agreement, in the event that Sanofi exercises its opt-in rights under the Existing Discovery Agreement with respect to a Multi-Indication Antibody that targets an IO Target Profile, and such Multi-Indication Antibody becomes a Licensed Product under the Existing License and Collaboration Agreement, such Multi-Indication Antibody shall automatically cease to be an IO Antibody (and an IO Discovery Program Antibody, Tail Period Antibody or Tail Early Offer Antibody, if and as applicable) under this Agreement and shall instead be governed by the Existing License and Collaboration Agreement, and any ongoing costs and expenses in connection with such Multi-Indication Antibody shall be reimbursed by Sanofi under the Existing License and Collaboration Agreement. Notwithstanding anything to the contrary in this Agreement or the Existing Discovery Agreement, if any Multi-Indication Antibody becomes a “Refused Candidate” (as defined in the Existing Discovery Agreement) pursuant to Section 5.6 of the Existing Discovery Agreement, Regeneron shall have the right to develop such Multi-Indication Antibody for any Non-IO Indication outside of the IO Discovery Program at its own cost and expense.
5.7    Further Assurances and Transaction Approvals in Connection with Opt-In.  Sanofi shall specify in each Opt-In Notice provided with respect to a Product Candidate or Tail Early Offer Antibody pursuant to this Article 5 whether, in Sanofi’s reasonable opinion, the Parties would be required by applicable Law to file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, any notification and report form under the HSR Act (an “HSR Filing”) with respect to the exercise of Sanofi’s Opt-In Rights with respect to the applicable Product Candidate or Tail Early Offer Antibody.  The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing.  Sanofi shall be responsible for the filing fees associated with any such HSR Filing.  The Parties shall each use commercially reasonable efforts to ensure that applicable waiting period under the HSR Act or any applicable comparable foreign law in the Territory expires or is terminated as soon as practicable.  Notwithstanding the foregoing, nothing in this Section 5.7 shall require (a) either Party to disclose to the other Party any information that is subject to obligations of confidentiality owed to Third Parties (nor shall either Party be required to conduct joint meetings with any Governmental Authority in which such information might be shared with the other Party), or (b) either Party or any of its Affiliates to commit to any

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

divestiture, license (in whole or in part) or any arrangement to hold separate (or any similar arrangement) with respect to any of its products or assets.

ARTICLE 6
NEWLY CREATED INVENTIONS
6.1    Ownership of Newly Created Intellectual Property.
(a)    Each Party shall exclusively own all intellectual property (including Know-How, Patents and Patent Applications and copyrights) discovered, invented, authored or otherwise created solely by such Party, its employees, agents and consultants under this Agreement (“Sole Inventions”). Sole Inventions made solely by Sanofi, its employees, agents and consultants are referred to herein as “Sanofi Sole Inventions.” Sole Inventions made solely by Regeneron, its employees, agents and consultants are referred to herein as “Regeneron Sole Inventions.” The Parties agree that nothing in this Agreement, and no use by a Party of the other Party’s intellectual property pursuant to this Agreement, shall vest in a Party any right, title or interest in or to the other Party’s intellectual property, other than the license rights expressly granted hereunder.
(b)    The Parties shall jointly own all intellectual property (including Know-How, Patents and Patent Applications and copyrights) discovered, invented, authored or otherwise created under this Agreement that is discovered, invented, authored or otherwise created jointly by an individual or individuals having an obligation to assign such intellectual property to Sanofi (or for which ownership vests in Sanofi by operation of Law), on the one hand, and an individual or individuals having an obligation to assign such intellectual property to Regeneron (or for which ownership vests in Regeneron by operation of Law), on the other hand, on the basis of each Party having an undivided interest in the whole (“Joint Inventions”).
(c)    Notwithstanding Section 6.1(b), (i) for purposes of determining whether a an invention of patent-eligible subject matter is a Sanofi Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent Laws, (ii) for purposes of determining whether a work eligible for copyright protection is a Sanofi Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of copyright authorship shall be resolved in accordance with United States copyright Laws, and (iii) for purposes of determining whether Know-How (other than copyrighted work, Patents and Patent Applications) is a Sanofi Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of authorship or inventorship shall be resolved in accordance with the Laws of the State of New York, United States, as determined in each case ((i), (ii) and (iii)), if necessary, by an independent Third Party.
(d)    To the extent that any right, title or interest in or to any intellectual property discovered, invented, authored or otherwise created under this Agreement vests in a Party or its Affiliate, by operation of Law or otherwise, in a manner contrary to the agreed upon ownership as set forth in this Agreement, such Party (or its Affiliate) shall, and hereby

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

does, irrevocably assign to the other Party any and all such right, title and interest in and to such intellectual property to the other Party without the need for any further action by any Party.
(e)    The Parties hereby agree that each Party’s use of the Joint Inventions shall be governed by the terms and conditions of this Agreement, including the following: each Party’s interest in the Joint Inventions may be sublicensed to Third Parties, and any ownership rights therein transferred, in whole or in part, by each Party without consent of the other Party (unless otherwise prohibited by this Agreement or the IO License and Collaboration Agreement); provided, that (i) each of the Parties acknowledges that it receives no rights to any intellectual property of the other Party underlying or necessary for the use of any Joint Invention, except as otherwise set forth herein or in the IO License and Collaboration Agreement, (ii) each Party agrees not to transfer any of its ownership interest in any of the Joint Inventions without securing the transferee’s written agreement to be bound by the terms of this Section 6.1(e), (iii) until the latest of (A) the Budget Expiration Date, (B) the fifth (5th) anniversary of the Effective Date, or (C) with respect to any Tail Period Antibodies or [***], the Tail Expiration Date, each Party agrees not to license its interest in any Joint Invention with the right to use such Joint Invention for developing, manufacturing or commercializing Antibodies (except for developing, manufacturing or commercializing a Party’s Antibodies in accordance with the terms and conditions of Section 2.5 or any Ancillary Collaboration Agreement) and (iv) nothing in this ARTICLE 6 shall relieve a Party or its Affiliates of its or their obligations under ARTICLE 9 with respect to Confidential Information provided by the other Party or such other Party’s Affiliates. Neither Party hereto shall have any obligation to account to the other Party for any revenues or profits obtained from any transfer of its interest in, or its use, sublicense or other exploitation of, the Joint Inventions outside the scope of this Agreement and the IO License and Collaboration Agreement. Each of the Parties (or its Affiliate), as joint owner of the Joint Inventions, agrees to cooperate with any enforcement actions brought by the other joint owner(s) against any Third Parties, including being brought as a third party to such action, if necessary, and further agrees not to grant any licenses to any such Third Parties against which such enforcement actions are brought during the time of such dispute, without the prior written consent of the other joint owner(s), such consent not to be unreasonably withheld, conditioned or delayed.
6.2    Prosecution and Maintenance of Patent Rights.
(a)    Subject to the terms of the IO License and Collaboration Agreement with respect to IO Licensed Products, Regeneron shall prepare, file, prosecute and maintain Patents and Patent Applications (as applicable) included in the Regeneron Patent Rights and Regeneron shall confer with and keep Sanofi reasonably informed regarding the status of such activities to the extent they are Product Patent Rights.  With respect to the preparation, filing, prosecution and maintenance of those Patents and Patent Applications that are Product Patent Rights, (i) Regeneron shall [***], except that all provisional applications, priority applications and PCT applications [***]; (ii) Regeneron shall use Commercially Reasonable Efforts to provide to Sanofi for review and comment a draft of any priority Patent Application in the Territory at least sixty (60) days prior to the filing of any such priority Patent Application by

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Regeneron; (iii) Regeneron shall [***]; and (iv) Regeneron shall [***].  Sanofi shall prepare, file, prosecute and maintain Patents and Patent Applications (as applicable) included in the Sanofi Patent Rights; provided, that, with respect to the preparation, filing, prosecution and maintenance of those Patents and Patent Applications that are Product Patent Rights, Sanofi shall confer with and keep Regeneron reasonably informed regarding the status of such activities and [***], except that all provisional applications, priority applications and PCT applications [***].
(b)    With respect to any Joint Patent Rights, the Parties shall consult with each other regarding the filing, prosecution and maintenance of any Patents and Patent Applications, and responsibility for such activities shall be the obligation of Regeneron.  Regeneron shall undertake such filings, prosecutions and maintenance in the names of both Parties as co-owners using outside counsel reasonably acceptable to Sanofi, except, at Regeneron’s option, all provisional applications, priority applications and PCT applications [***].
(c)    The Parties shall have the following obligations with respect to the filing, prosecution and maintenance of any Joint Patent Rights, as well as any Product Patent Rights: (i) the prosecuting Party (the “Prosecuting Party”) shall provide the other Party (the “Non-Prosecuting Party”) with notice and a copy of a substantially completed draft of any Patent Application at least thirty (30) days prior to the filing of any such Patent Application by the Prosecuting Party and incorporate all reasonable comments provided by the Non-Prosecuting Party within such thirty (30) day period unless the Prosecuting Party reasonably believes that such comments will adversely affect the scope or validity of the Patent Application or resulting Patent (it being understood that the Parties will discuss any points of disagreement and work to resolve disagreements during this thirty (30) day period); (ii) the Prosecuting Party shall notify the Non-Prosecuting Party prior to its filing of a Patent Application; (iii) the Prosecuting Party shall consult with the Non-Prosecuting Party promptly following the filing of the Patent Application to mutually determine in which countries it shall file any Patent Applications claiming priority to the filed Patent application, including Patent applications filed under the Paris Convention for the Protection of Industrial Property claiming priority to the filed Patent Application or any regional or national phase Patent Applications derived from an international (PCT) Patent Application claiming priority to the filed Patent Application; (iv) the Prosecuting Party shall provide the Non-Prosecuting Party promptly with copies of all material communications received from or filed in patent offices with respect to such applications and incorporate all reasonable comments provided by the Non-Prosecuting Party, unless the Prosecuting Party reasonably believes that such comments will adversely affect the validity or scope of the Patent Application or resulting Patent for both Parties; and (v) the Prosecuting Party shall provide the Non-Prosecuting Party a reasonable time prior to taking or failing to take action that would affect the scope or validity of rights under any Patent Applications or Patents, but (unless the period permitted by the applicable patent office for taking an action is less than sixty (60) days) in no event less than sixty (60) days prior to the next deadline for any action that may be taken with the applicable patent office (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional Patent Application, abandoning any Patent or not filing or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

perfecting the filing of any Patent Application in any country), with notice of such proposed action or inaction such that the Non-Prosecuting Party has a reasonable opportunity to review and make comments, and take such actions as may be appropriate in the circumstances, including assuming the Prosecuting Party’s responsibility for filing, prosecution and maintenance of any such Product Patent Right or Joint Patent Right and becoming the Prosecuting Party. With respect to Joint Inventions, it is understood that the Parties shall use all reasonable efforts to reach agreement on all material filings and amendments and no such material filings or amendments shall be made by the Prosecuting Party without the prior written agreement of the Non-Prosecuting Party, such agreement not to be unreasonably withheld, conditioned or delayed. In addition, in the event that the Prosecuting Party materially breaches the foregoing obligations and such material breach is not cured within thirty (30) days of a written notice from the Non-Prosecuting Party describing such breach in reasonable detail, or in the event that the Prosecuting Party fails to undertake the filing of a Patent Application within the earlier of (A) ninety (90) days of a written request by the Non-Prosecuting Party to do so, and (B) sixty (60) days prior to the anticipated filing date, the Non-Prosecuting Party may assume the Prosecuting Party’s responsibility for filing, prosecution and maintenance of any such Product Patent Right and will thereafter be deemed the Prosecuting Party for purposes hereof. Notwithstanding the foregoing, the Prosecuting Party may withdraw from, abandon or allow to expire any Patent or Patent Application on thirty (30) days’ prior notice to the Non-Prosecuting Party (provided, that such notice shall be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such Patent or Patent Application with the applicable patent office), providing the Non-Prosecuting Party the right to assume the prosecution or maintenance thereof.
(d)    All costs and expenses incurred in the filing, prosecution and maintenance, including any administrative proceedings, such as Inter Partes Reviews and Oppositions, of any Joint Patent Rights and Product Patent Rights and in performing freedom to operate analyses on IO Target Profiles (including any Targets contained therein) or IO Discovery Program Antibodies shall be shared equally (50%/50%) by the Parties.
(e)    Neither Party shall have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004 (Pub. L. 108-453, 118 Stat. 3596 (2004)) (the “CREATE Act”) by making filings or undertaking other activities under pre-AIA (Leahy-Smith America Invents Act), 35 U.S.C. § 103(c)(2)-(c)(3), or post-AIA, 35 U.S.C. § 102(c), with respect to Joint Inventions, without the prior written consent of the other Party. In the event that a Party intends to so invoke the CREATE Act, as permitted by the preceding sentence, it shall notify the other Party and the Parties shall reasonably cooperate and coordinate their activities with respect to any such submissions, filings or other activities.  The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act, pre-AIA, 35 U.S.C. § 103(c)(2)-(c)(3), and post-AIA, 35 U.S.C. § 102(c). For the avoidance of doubt, nothing in this Section 6.2(e) shall amend or modify the determination of ownership of intellectual property as set forth in Section 6.1.
6.3    Third Party Claims. In the normal course of business, Regeneron shall carry out patent searches in relation to the IO Discovery Program Target Profiles and IO Discovery

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Program Antibodies. If either Party or its Affiliates becomes aware of a Third Party claim, assertion or certification that the activities under the IO Discovery Program infringe or otherwise violate the intellectual property rights of any Third Party in the Territory, then such Party shall promptly notify the other Party in writing of this claim, assertion or certification.  As soon as reasonably practical after the receipt of such notice, the Parties shall cause their respective legal counsel to meet to confer on such allegation of infringement. In particular, with regard to issues related to freedom to operate concerning any IO Discovery Program Target Profiles, IO Discovery Program Antibodies or Product Candidates pursued under this Agreement, the Parties shall conduct and maintain ongoing and regular communications between their legal/intellectual property departments.
ARTICLE 7
FINANCIAL BOOKS AND RECORDS; AUDITS AND ADJUSTMENTS
7.1    Financial Books and Records    . Each Party shall keep proper books of record and account in which full, true and correct entries (in conformity with the principles set forth in Section 7.3) shall be made for the purpose of determining the amounts payable or owed pursuant to this Agreement. Each Party shall permit auditors, as provided in Section 7.2, to visit and inspect, during regular business hours and under the guidance of its employees, the books of record and account of such Party to the extent relating to this Agreement and discuss its affairs, finances and accounts to the extent relating to this Agreement.
7.2    Audits and Adjustments.
(a)    Audit Timing. Each Party shall have the right, upon no less than thirty (30) days’ advance written notice and at such reasonable times and intervals and to such reasonable extent as the Party shall request, not more than once during any Contract Year, to have the books and records of the other Party maintained pursuant to Section 7.1 to the extent relating to this Agreement for the preceding two (2) years audited by an independent “Big Four” (or equivalent) accounting firm of its choosing under reasonable, appropriate confidentiality provisions, for the sole purpose of verifying the accuracy of all financial, accounting and numerical information and calculations provided, and payments made, under this Agreement; provided, that no period may be subjected to audit more than one (1) time unless a material discrepancy is found in any such audit of such period, in which case additional audits of such period may be conducted until no material discrepancies are found.
(b)    Audit Results. The results of any such audit shall be delivered in writing to each Party and shall be final and binding upon the Parties, unless disputed by a Party within ninety (90) days of delivery. If a Party over billed or underpaid an amount due under this Agreement resulting in a cumulative discrepancy of amounts paid during any year of more than [***], it shall also reimburse the other Party for the costs of such audit (with the cost of the audit to be paid by the Party initiating the audit in all other cases). Such accountants shall not reveal to the Party requesting the audit the details of its review, except for the findings of such review and such information as is required to be disclosed under this Agreement, the Parties shall cause such accountants to enter into a reasonably acceptable confidentiality agreement with the audited Party and obligating such firm to retain all such

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

financial information in confidence pursuant to terms no less stringent than those set forth in ARTICLE 9.
(c)    Adjustments. If any examination or audit of the records described above discloses an overpayment or underpayment of amounts due hereunder, then unless the result of the audit is contested pursuant to Section 7.2(d), (i) the Party that underpaid shall pay any amounts due plus, if such underpayment is the underpaying Party’s fault, interest thereon at the Default Interest Rate accruing from the date of such underpayment, or (ii) the Party that received an overpayment shall refund such overpayment plus, if such overpayment is the fault of the Party refunding such payment, interest thereon at the Default Interest Rate accruing from the date of such overpayment, in each case (i) and (ii) within thirty (30) days after receipt of the written results of such audit.
(d)    Disputes. Subject to the first (1st) sentence of Section 7.2(b), any disputes with respect to the results of any audit conducted under this Section 7.2 shall be resolved by binding arbitration in accordance with Section 13.1.
7.3    IFRS/GAAP. Except as otherwise provided herein, all of a Party’s costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with such Party’s Accounting Standards, as generally and consistently applied.
ARTICLE 8
REPRESENTATIONS, WARRANTIES AND COVENANTS
8.1    Mutual Representations and Warranties. Each Party hereto represents and warrants to the other Party, as of the Execution Date, as follows: (a) it is duly organized and validly existing under the Laws of its jurisdiction of incorporation; (b) it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement; (c) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organizational documents or any other material agreement or arrangement, whether written or oral, by which it is bound or requirement of applicable Laws; (d) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to applicable Laws of bankruptcy and moratorium and other Laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity); (e) such Party is not prohibited by the terms of any agreement to which it is a party from performing the IO Discovery Program or granting the rights or licenses hereunder; and (f) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee in connection with this Agreement or the transactions contemplated hereby based on arrangements made by it or on its behalf.
8.2    Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other Party that, except for any event, circumstance, condition or other matter disclosed in any report and other document furnished to or filed with the United States Securities and Exchange Commission, as of the Execution Date, there is no claim, announced investigation,

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

suit, action or proceeding pending or, to such Party’s knowledge, threatened, against such Party before or by any court, arbitrator, or other Governmental Authority that, individually or in the aggregate, could reasonably be expected to (a) materially impair the ability of such Party to perform any of its obligations under this Agreement or (b) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby. During the Term, each Party shall promptly notify the other Party in writing upon learning of any of the foregoing.
8.3    Additional Regeneron Representations, Warranties and Covenants. Regeneron additionally represents and warrants to Sanofi that, except for any event, circumstance, condition or other matter disclosed in any report and other document furnished to or filed with the United States Securities and Exchange Commission by Regeneron or as otherwise discussed between Regeneron and Sanofi, as of the Execution Date:
(a)    Regeneron owns or has a valid license to all Regeneron Patent Rights in existence as of the Execution Date;
(b)    Regeneron has the right and authority to grant the rights (including the Opt-In Rights) granted pursuant to the terms and conditions of this Agreement and Regeneron has not granted, and will not grant during the Term, any rights that would be inconsistent with or in conflict with or in derogation of the rights granted herein;
(c)    there is no pending litigation of which Regeneron has received notice that alleges that any of Regeneron’s activities relating to the Mice or the Regeneron Intellectual Property have violated, or would violate, a Valid Claim of any Third Party (nor has it received any written communication threatening such litigation);
(d)    to Regeneron’s knowledge, no litigation has been otherwise threatened that alleges that any of its activities relating to the Mice or the Regeneron Intellectual Property have violated or would violate, a Valid Claim of any Third Party;
(e)    to Regeneron’s knowledge, after due inquiry, the use of the Mice and the Regeneron Intellectual Property generally in the IO Discovery Program (but not with respect to a specific MTC, IO Antibody, IO Target Profile or Target) do not and will not infringe or otherwise violate a claim of any Patent of any Third Party that is issued and unexpired on the Execution Date and claims genetically modified mice or the use thereof to make Antibodies;
(f)    to Regeneron’s knowledge, neither the development or reproduction of the Mice nor the conception, development and reduction to practice of any Regeneron Intellectual Property existing as of the Effective Date has constituted or involved the misappropriation of (i) trade secrets or (ii) other rights of any Person;
(g)    to Regeneron’s knowledge, the issued Patents included in the Regeneron Intellectual Property existing as of the Effective Date are not invalid or unenforceable, in whole or part;

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(h)    Regeneron has not received any written notice of any threatened claims or litigation seeking to invalidate or otherwise challenge the Regeneron Patent Rights or Regeneron’s rights therein, and, to Regeneron’s knowledge, none of the Regeneron Patent Rights are subject to any pending re-examination, opposition, interference or litigation proceedings; and
(i)    neither Regeneron nor any of its Affiliates shall transfer ownership, assign ownership, grant a security interest in or otherwise encumber any of its rights in, to or under any Regeneron Intellectual Property in a way that will impair Sanofi’s rights or Regeneron ability to perform its obligations under this Agreement.
8.4    Disclaimer of Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUCCESS OR POTENTIAL SUCCESS OF THE DEVELOPMENT, COMMERCIALIZATION, MARKETING OR SALE OF ANY PRODUCT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
ARTICLE 9
CONFIDENTIALITY
9.1    Confidential Information. During the Term and for a period of five (5) years thereafter, each Party (in such capacity, the “Receiving Party”) shall keep confidential, and other than as provided herein or in the IO License and Collaboration Agreement, shall not use or disclose, directly or indirectly, any and all trade secrets or other proprietary information, including, any proprietary data, inventions, documents, ideas, information, discoveries, or materials, owned, developed, or possessed by the other Party (in such capacity, the “Disclosing Party”), whether in tangible or intangible form, the confidentiality of which the Disclosing Party takes reasonable measures to protect, including Regeneron Know-How and Sanofi Know-How disclosed by the Disclosing Party under this Agreement or the Existing Discovery Agreement (collectively, the “Confidential Information”). Each of Sanofi and Regeneron covenants that neither it nor any of its respective Affiliates shall disclose any Confidential Information of the other Party to any Third Party except to its employees, agents, consultants or any other Person under its authorization; provided, that such employees, agents, consultants or other Persons are subject in writing to confidentiality obligations applicable to the Disclosing Party’s Confidential Information no less strict than those set forth herein.
(a)    Notwithstanding the foregoing, Confidential Information shall not be deemed to include information and materials (and such information and materials shall not be considered Confidential Information under this Agreement) to the extent that it can be established by written documentation by the Receiving Party that such information or material is: (i) already in the public domain as of the Effective Date or becomes publicly known through no act, omission or fault of the Receiving Party or any Person to whom the Receiving

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Party provided such information; (ii) is or was already in the possession of the Receiving Party at the time of disclosure by the Disclosing Party; provided, that this clause (ii) shall not apply with respect to Confidential Information received by the Receiving Party from the Disclosing Party prior to the Effective Date; (iii) is disclosed to the Receiving Party on an unrestricted basis from a Third Party not under an obligation of confidentiality to the Disclosing Party or any Affiliate of the Disclosing Party with respect to such information; or (iv) information that has been independently created by the Receiving Party (or its Affiliate), as evidenced by written or electronic documentation, without any aid, application or use of the Disclosing Party’s Confidential Information.
(b)    Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the Receiving Party, such disclosure is otherwise required by Law, including any securities Laws; provided, that the Receiving Party (i) uses reasonable efforts to give the Disclosing Party advance notice of such required disclosure in sufficient time to enable the Disclosing Party to seek confidential treatment for such information, and provides all reasonable cooperation to assist the Disclosing Party to so protect the confidentiality of such information and (ii) limits the disclosure to that information which is legally required to be disclosed in response to such court or governmental order.
(c)    Information and other Know-How that is discovered by Regeneron in the course of conducting the IO Discovery Program (other than Sanofi Funded Trials) will be considered Regeneron’s Confidential Information, except to the extent it relates to an IO Licensed Product, in which case it shall be Confidential Information of both Parties, subject to the terms of the IO License and Collaboration Agreement or a Sanofi Funded Trial conducted by Regeneron, in which case it shall be Confidential Information of both Parties.
(d)    Specific aspects or details of Confidential Information will not be deemed to be within the public knowledge or in the prior possession of a Person merely because such aspects or details of the Confidential Information are embraced by general disclosures in the public domain. In addition, any combination of Confidential Information will not be considered in the public knowledge or in the prior possession of a Person merely because individual elements thereof are in the public domain or in the prior possession of such Person unless (i) the combination and its principles are in the public knowledge or in the prior possession of such Person and (ii) the combination is documented, in a single contemporaneous document, as in the public knowledge or in the prior possession of such Person.
(e)    Notwithstanding anything else in this Agreement to the contrary, each Party (and each employee, representative, or other agent of any Party) may disclose to any and all Persons, without limitation of any kind, the Federal income tax treatment and Federal income tax structure of any and all transaction(s) contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any Party (or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

to any employee, representative, or other agent of any Party) relating to such tax treatment or tax structure; provided, that this authorization of disclosure shall not apply to restrictions reasonably necessary to comply with securities Laws. This authorization of disclosure is retroactively effective immediately upon commencement of the first discussions regarding the transactions contemplated herein, and the Parties aver and affirm that this tax disclosure authorization has been given on a date which is no later than thirty (30) days from the first (1st) day that any Party (or any employee, representative, or other agent of any Party) first made or provided a statement as to the potential tax consequences that may result from the transactions contemplated hereby.
9.2    Injunctive Relief. The Parties hereby acknowledge and agree that the rights of the Parties under this Agreement are special, unique and of extraordinary character, and that if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with this Agreement, such refusal or failure would result in irreparable injury to the other Party, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with this Agreement, then, in addition to any other remedy which may be available to any damaged Party at law or in equity, such damaged Party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged Party will be entitled to seek in any court of competent jurisdiction.
9.3    Publications. If either Sanofi or Regeneron (the “Publishing Party”) desires to publish or publicly present any results from the IO Discovery Program in scientific journals, publications or scientific presentations or otherwise, the Publishing Party shall provide the other Party an advance final copy of any proposed publication or summary of a proposed oral presentation relating to such information prior to submission for publication or disclosure. Such other Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve the confidentiality of its Confidential Information and to recommend any changes it reasonably believes are necessary to prevent any specific, material adverse effect to it as a result of the publication or disclosure, to which the Publishing Party shall give due consideration. If such other Party informs the Publishing Party, within thirty (30) days of receipt (or such other period agreed to by the IOSC) of an advance copy of a proposed publication or summary of a proposed oral presentation, that such publication in its reasonable judgment should not be published or presented, the Publishing Party shall delay or prevent such disclosure or publication as proposed by the other Party. In the case of patentable inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a Patent Application(s) or application(s) for a certificate of invention on the information involved. The Parties shall establish a publication review process to ensure compliance with this Section 9.3. Regeneron shall have the sole right to publish or publicly present results from the IO Discovery Program related to any Excluded Candidate (other than Excluded Candidates that were External Candidates for which Sanofi was the Offering Party), [***] or Refused Candidate without the consent of, and without providing any notice to, Sanofi, and any such publication or presentation shall not be subject to this Section 9.3.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

9.4    Disclosures Concerning this Agreement. The Parties will mutually agree on the contents of their respective press releases with respect to the execution of this Agreement, the IO License and Collaboration Agreement and the amendments to the Existing Discovery Agreement and Existing License and Collaboration Agreement, which press releases shall be issued simultaneously by each Party on the Execution Date. Sanofi and Regeneron agree not to (and to ensure that their respective Affiliates do not) issue any other press releases or public announcements concerning this Agreement or any other activities contemplated hereunder without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), except as required by a Governmental Authority or applicable Law (including the rules and regulations of any stock exchange or trading market on which a Party’s (or its parent entity’s) securities are traded); provided, that the Party intending to disclose such information shall (a) use reasonable efforts to (i) provide the other Party advance notice of such required disclosure and an opportunity to review and comment on such proposed disclosure (which comments shall be considered in good faith by the disclosing Party) and (ii) assist the other Party to protect such information and (b) limit the disclosure to the information that is required to be disclosed. Notwithstanding the foregoing, without prior submission to or approval of the other Party, either Party may issue press releases or public announcements that incorporate information concerning this Agreement or any activities contemplated hereunder that was included in a press release or public disclosure that was previously disclosed under the terms of this Agreement or that contains only non-material factual information regarding this Agreement. Except as required by a Governmental Authority or applicable Law (including the rules and regulations of any stock exchange or trading market on which a Party’s (or its parent entity’s) securities are traded), or in connection with the enforcement of this Agreement or adjudication of any Arbitrable Matter or Expert Panel Dispute, neither Party (or their respective Affiliates) shall disclose to any Third Party, under any circumstances, any financial terms of this Agreement that have not been previously disclosed publicly pursuant to this ARTICLE 9 without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; except for disclosures to Third Parties that are bound by obligations of confidentiality and nonuse substantially equivalent in scope to those included herein with a term of at least five (5) years. Each Party acknowledges that the other Party, as a publicly traded company, is legally obligated to make timely disclosures of all material events relating to its business. The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement with the United States Securities and Exchange Commission or its equivalent in the Territory. Each Party will be entitled to make such filing but shall cooperate with one another and use reasonable efforts to obtain confidential treatment of confidential, including trade secret, information in accordance with applicable Law. The filing Party will provide the non-filing Party with an advance copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and will reasonably consider the non-filing Party’s timely comments thereon.
ARTICLE 10
INDEMNITY

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

10.1    Indemnity.
(a)    Indemnification by Sanofi. Sanofi will defend, indemnify and hold harmless Regeneron, its Affiliates and its and their respective officers, directors, employees, sublicensees and agents (“Regeneron Indemnitees”) from and against all claims, demands, liabilities, damages, penalties, fines and expenses, including reasonable attorneys’ fees and costs (collectively, “Damages”), arising from or occurring as a result of a Third Party’s claim, action, suit, judgment or settlement (a “Third Party Claim”) against a Regeneron Indemnitee that is due to or based upon:
(i)    the gross negligence, recklessness, bad faith, intentional wrongful acts or omissions of Sanofi or its Affiliates (or their respective agents, contractors, sublicensees, representatives or other persons or entities working on their behalf) in the performance of this Agreement, including in connection with the IO Discovery Program (including any Sanofi Funded Trial); or
(ii)    material breach by Sanofi (or conduct or omission of any of its Affiliates which, if performed or failed to be performed by Sanofi, would be a material breach by Sanofi) of the terms of, or any representation or warranty made by it in, this Agreement;
except in each case ((i) and (ii)) to the extent that Damages arise out of the gross negligence, recklessness, bad faith, intentional wrongful acts, or omissions committed by Regeneron or its Affiliates (or their respective agents, contractors, sublicensees, representatives or other persons or entities working on their behalf) in the performance of this Agreement or the material breach by Regeneron (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Regeneron would be a material breach by Regeneron) of the terms of this Agreement.
(b)    Indemnification by Regeneron. Regeneron will defend, indemnify and hold harmless Sanofi, its Affiliates and its and their respective officers, directors, employees and agents (“Sanofi Indemnitees”) from and against all Damages arising from a Third Party Claim a Sanofi Indemnitee that is due to or based upon:
(i)    the gross negligence, recklessness, bad faith, intentional wrongful acts or omissions of Regeneron or its Affiliates (or their respective agents, contractors, sublicensees, representatives or other persons or entities working on their behalf) in the performance of this Agreement, including in connection with the IO Discovery Program (including any Sanofi Funded Trial conducted by Regeneron); or
(ii)    material breach by Regeneron (or conduct or omission of any of its Affiliates which, if performed or failed to be performed by Regeneron, would be a material breach by Regeneron) of the terms of any representation or warranty made by it in, this Agreement; or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(iii)    except in each case ((i) and (ii)) to the extent that Damages arise out of the gross negligence, recklessness, bad faith, intentional wrongful acts, or omissions committed by Sanofi or its Affiliates (or their respective agents, contractors, sublicensees, representatives or other persons or entities working on their behalf) in the performance of this Agreement or the material breach by Sanofi (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Sanofi would be a material breach by Sanofi) of the terms of this Agreement.
10.2    Indemnity Procedure.
(a)    Notice. The Party entitled to indemnification under this ARTICLE 10 (an “Indemnified Party”) shall notify the Party potentially responsible for such indemnification (the “Indemnifying Party”) within five (5) Business Days of being notified of any claim or claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided, that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party.
(b)    Right to Defend. If the Indemnifying Party has acknowledged in writing to the Indemnified Party the Indemnifying Party’s responsibility for defending a claim, the Indemnifying Party shall have the right to defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided, that the Indemnifying Party may not enter into any compromise or settlement unless (i) such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim; and (ii) the Indemnified Party consents to such compromise or settlement, which consent shall not be withheld, conditioned or delayed unless such compromise or settlement involves (A) any admission of legal wrongdoing by the Indemnified Party, (B) any payment by the Indemnified Party that is not indemnified hereunder or (C) the imposition of any equitable relief against the Indemnified Party. If the Indemnifying Party does not elect to assume control of the defense of a claim or if a good faith and diligent defense is not being or ceases to be materially conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, upon at least ten (10) Business Days’ prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party and approved by the Indemnifying Party, such approval not to be unreasonably withheld, conditioned or delayed); provided, that the Indemnified Party shall keep the Indemnifying Party apprised of all material developments with respect to such claim and promptly provide the Indemnifying Party with copies of all correspondence and documents exchanged by the Indemnified Party and the opposing party(ies) to such litigation. The Indemnified Party may not compromise or settle such litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(c)    Participation by Indemnified Party. The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to Section 10.2(b) and shall bear its own costs and expenses with respect to such participation; provided, that the Indemnifying Party shall bear such costs and expenses if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying and the Indemnified Party.
(d)    Cooperation. Regardless of whether the Indemnifying Party assumes the defense of any claim pursuant to this Section 10.2, the Indemnified Party shall and shall use reasonable efforts to cause each indemnitee to, reasonably cooperate in the defense or prosecution thereof, and, if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party shall and shall use reasonable efforts to cause each indemnitee to furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals, in each case, as may be reasonably requested in connection therewith. Such cooperation shall include access upon reasonable notice during normal business hours afforded to the Indemnifying Party to and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and to the extent the Indemnified Party is entitled to indemnification pursuant to this ARTICLE 10, the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection with providing such assistance.
10.3    Insurance. During the Term and for a minimum period of five (5) years thereafter and for an otherwise longer period as may be required by applicable Law, each of Regeneron and Sanofi will (a) use Commercially Reasonable Efforts to procure and maintain commercial general liability and product liability insurance in an amount not less than [***] per occurrence and in the annual aggregate or (b) procure and maintain adequate insurance by means of self-insurance in such amounts and on such terms as are consistent with normal business practices of large pharmaceutical companies in the life sciences industry. Such insurance shall insure against liability arising from this Agreement on the part of Regeneron or Sanofi, respectively, or any of their respective Affiliates, due to injury, disability or death of any person or persons, or property damage arising from activities performed in connection with this Agreement. Any insurance proceeds received by a Party in connection with any Damages shall be retained by such Party and shall not reduce any obligation of the other Party under Section 10.1 with respect to such Damages.
ARTICLE 11
FORCE MAJEURE
Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, acts of terrorism, acts of war

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(whether war be declared or not), insurrections, strikes, riots, civil commotions, or acts of God (“Force Majeure”). Such excuse from liability and responsibility shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance, unless the affected Party has caused such event(s) to occur. The affected Party will notify the other Party of such Force Majeure circumstances as soon as reasonably practical and will make every reasonable effort to mitigate the effects of such Force Majeure circumstances. In the event of a Force Majeure, the performance of the Party giving such notification shall be abated and any time deadlines shall be extended for so long as the performance is prevented by Force Majeure; provided, that notwithstanding the foregoing, in no event will any Force Majeure or such abatement extend beyond one hundred eight (180) days.
ARTICLE 12
TERM AND TERMINATION
12.1    Term. The “Term” of this Agreement shall commence on the Effective Date and shall continue until the latest of (a) the fifth (5th) anniversary of the Effective Date, (b) the Budget Expiration Date, and (c) the Tail Expiration Date, if any, unless this Agreement is earlier terminated in accordance with this ARTICLE 12, in which event the Term shall end on the effective date of such termination.
12.2    Termination for Material Breach. Upon and subject to the terms and conditions of this Section 12.2, this Agreement shall be terminable by a Party in its entirety upon notice to the other Party if such other Party commits a material breach of this Agreement. Such notice of termination shall set forth in reasonable detail the facts underlying or constituting the alleged material breach (and specifically referencing the provisions of this Agreement alleged to have been materially breached), and the termination that is the subject of such notice shall be effective ninety (90) days after the date such notice is given unless the breaching Party shall have cured such alleged material breach within such ninety (90) day period. Notwithstanding the foregoing, in the case of breach of a payment obligation not subject to a bona fide dispute hereunder, the ninety (90) day period referred to in the immediately preceding sentence shall instead be forty-five (45) days. For purposes of this Section 12.2, the term “material breach” shall mean an intentional, continuing (and uncured within the time period described above), material breach by a Party as determined by binding arbitration consistent with the provisions of Section 13.1.
12.3    Termination for Insolvency.     Either Party shall have the right to terminate this Agreement in its entirety if, at any time, the other Party (a) files in any court or agency pursuant to any Laws, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, (b) proposes a written agreement of composition or extension of its debts, (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty (60) days after the filing thereof, (d) proposes, or becomes a party to, any dissolution or liquidation, or (e) makes an assignment for the benefit of creditors. In the event that this Agreement is terminated or rejected by a Party or its receiver or trustee under applicable bankruptcy Laws due to such Party’s bankruptcy, then all rights and licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

purposes of Section 365(n) of the U.S. Bankruptcy Code and any similar Laws in any other country in the Territory, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that all intellectual property rights licensed hereunder, including any Patent Rights in any country of a Party covered by the license grants under this Agreement, are part of the “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code subject to the protections afforded the non-terminating Party under Section 365(n) of the U.S. Bankruptcy Code, and any similar Laws in any other country in the Territory.
12.4    Termination for Breach of the IO License and Collaboration Agreement.     Notwithstanding anything to the contrary herein, (a) Regeneron shall have the unilateral right to terminate this Agreement in its entirety, effective immediately upon providing written notice to Sanofi, if Regeneron has terminated the IO License and Collaboration Agreement, in its entirety, pursuant to Section 19.3, or Section 19.4 of the IO License and Collaboration Agreement, and (b) Sanofi shall have the unilateral right to terminate this Agreement in its entirety, effective immediately upon providing written notice to Regeneron, if Sanofi has terminated the IO License and Collaboration Agreement, in its entirety, pursuant to Section 19.3 or Section 19.4 of the IO License and Collaboration Agreement.
12.5    Effect of Termination by Sanofi for Breach. Notwithstanding anything herein to the contrary, in the event that Sanofi terminates this Agreement pursuant to Sections 12.2, in addition to the provisions of Section 12.7 and Section 12.9, the following shall apply:
(a)    Sanofi shall be granted a non-exclusive, non-transferable, fully paid-up, royalty-free, worldwide license, without the right to sublicense, for a period that shall expire eight (8) years from the Effective Date, to the Mice and the underlying Regeneron Intellectual Property for Sanofi and its Affiliates to use to identify, discover and develop MTCs as IO Antibodies;
(b)    Regeneron shall perform a timely and expeditious technology transfer as required by Sanofi to pursue its rights under Section 12.5(a), subject to the execution of a material transfer agreement containing non-financial terms and conditions related to the use of the Mice consistent with Regeneron’s commercial license agreements for the Mice;
(c)    the licenses granted to Regeneron under this Agreement shall automatically terminate;
(d)    Sanofi shall be granted a co-exclusive (with Regeneron and its Affiliates), fully paid-up, non-transferable, royalty-free, worldwide license, with the right to sublicense, under the Regeneron Target IP existing at the effective time of termination solely for use to develop and commercialize IO Discovery Program Antibodies that are the subject of the IO Discovery Program as of the effective time of termination (and for no other uses); and
(e)    Sanofi shall have no further funding obligations under ARTICLE 4.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

12.6    Effect of Termination by Regeneron for Breach. Notwithstanding anything herein to the contrary, in the event that Regeneron terminates this Agreement pursuant to Sections 12.2, in addition to the provisions of Section 12.7 and Section 12.9, the following shall apply:
(a)    the licenses granted to Sanofi under this Agreement shall automatically terminate; and
(b)    Regeneron shall be granted an exclusive, fully paid-up, non-transferable, royalty-free, worldwide license, with the right to sublicense, under the Sanofi Target IP existing at the effective time of termination solely for use to develop and commercialize IO Discovery Program Antibodies that are the subject of the IO Discovery Program as of the effective time of termination (and for no other uses).
12.7    Survival of Obligations. Subject to Section 12.5, Section 12.6, and Section 12.10, upon expiration or termination of this Agreement, the rights and obligations of the Parties hereunder shall terminate and this Agreement shall cease to be of further force or effect; provided, that:
(a)    neither Sanofi nor Regeneron shall be relieved of any obligations (including payment obligations) of such Party arising prior to such expiration or termination, including the payment of any non-cancelable Program Costs incurred as part of the IO Discovery Program (even if such costs and expenses arise following termination or expiration, as the case may be); provided, that Sanofi shall not be obligated to pay or reimburse Regeneron for any such Program Costs in the event Sanofi terminates this Agreement pursuant to Section 12.2;
(b)    the obligations of the Parties with respect to the protection and nondisclosure of the other Party’s Confidential Information in accordance with ARTICLE 9, as well as other provisions that by their nature are intended to survive any such expiration or termination (including Section 2.8 (except as set forth in Section 12.6), Section 4.2(e), Section 5.2(g), Section 5.5, Section 5.7, Section 6.1(e), Section 6.2(b), Section 6.2(c), Section 6.2(d) (as it relates to Joint Patent Rights) and Section 7.2, ARTICLE 10, this ARTICLE 12, and ARTICLE 13), shall survive and continue to be enforceable;
(c)    without limiting Section 12.10, neither the early termination of this Agreement by either Party nor the expiration of this Agreement shall relieve Regeneron of any of its royalty obligations under ARTICLE 4 with respect to any IO Royalty Product, for which royalties remain payable to Sanofi under this Agreement, and such royalty provisions of ARTICLE 4 shall survive;
(d)    with respect to a Tail Early Opt-In Antibody (if any), the provisions of this Agreement shall survive until the delivery by Regeneron to Sanofi of a Tail POC Report or a Tail Early Opt-In Termination Notice, as applicable; and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

(e)    the expiration or termination of this Agreement, and the terms and conditions of this ARTICLE 12 shall be without prejudice to any rights or remedies a Party may have for breach of this Agreement.
12.8    Return of Confidential Information. Subject to either Party’s licenses that survive termination or expiration of this Agreement, Confidential Information disclosed by the Disclosing Party, including permitted copies, shall remain the property of the Disclosing Party. Subject to the terms of the IO License and Collaboration Agreement (with respect to IO Licensed Products), upon the expiration or earlier termination of this Agreement, or upon written request of the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party or, at the Disclosing Party’s request, destroy, all documents or other tangible materials representing the Disclosing Party’s Confidential Information (or any designated portion thereof); provided, that one (1) copy may be maintained in the confidential files of the Receiving Party for the purpose of complying with the terms of this Agreement. An officer of the Receiving Party also shall certify in writing that it has satisfied its obligations under this Section 12.8 within ten (10) days of a written request by the Disclosing Party.
12.9    Special Damages. If Regeneron terminates this Agreement pursuant to Section 12.2, then, without limiting any other amount payable by Sanofi to Regeneron under this Agreement under Laws or pursuant to any contractual remedies available to Regeneron, Sanofi shall pay Regeneron, within sixty (60) days of the termination of this Agreement, an amount equal to the balance of the IO Discovery Budget (or Tail Period Budget, if any) that has not as of the effective date of termination been paid by Sanofi to Regeneron hereunder.
12.10    Termination by Sanofi At Will. Sanofi shall be entitled to terminate this Agreement at any time (except following a material breach of this Agreement by Sanofi pursuant to Section 12.2) without cause upon three (3) months’ written notice to Regeneron. If Sanofi terminates the Agreement under this Section 12.10, then Sanofi shall pay to Regeneron within five (5) days of its notice of termination, an amount equal to the balance of the IO Discovery Budget (and Tail Period Budget, if any) that has not as of the effective date of termination been paid by Sanofi to Regeneron hereunder. In the event of such termination, in addition to the provisions of Section 12.7, Regeneron shall be granted a non-exclusive, non-transferable, royalty-bearing (in accordance with Section 4.4) worldwide license with the right to sublicense under Sanofi Target IP existing at the effective time of termination solely for use to develop and commercialize IO Discovery Program Antibodies targeting IO Discovery Program Target Profiles in existence and included in the IO Discovery Program at the effective time of termination.
ARTICLE 13
DISPUTE RESOLUTION
13.1    Resolution of Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and obligations hereunder. It is the objective of the Parties to comply with the procedures set forth in this Agreement and to use all reasonable efforts to facilitate the resolution of such disputes in an expedient manner by mutual agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

13.2    Arbitrable Matters.
(a)    Overview. In the event of a dispute between the Parties regarding any of the following matters (each, an “Arbitrable Matter”) (i) the results of an audit under Section 7.2(d), and (ii) whether a breach constitutes a “material breach” as described in Section 12.2, the matter shall be resolved pursuant to this Section 13.2.
(b)    Arbitration Procedures. Each Arbitrable Matter that is not an Expert Panel Dispute shall be resolved by binding arbitration by one (1) arbitrator who shall be an independent expert in the pharmaceutical or biotechnology industry mutually acceptable to the Parties. The Parties shall use their best efforts to mutually agree upon one (1) arbitrator; provided, that if the Parties have not done so within ten (10) days after initiation of arbitration by a Party hereunder, or such longer period of time as the Parties have agreed to in writing, then such arbitrator shall be an independent expert as described in the preceding sentence selected by the New York office of the American Arbitration Association. Such arbitration shall be limited to casting the deciding vote with respect to the Arbitrable Matter as more fully described in Section 13.2(c) and Section 13.2(d). In connection therewith, each Party shall submit to the arbitrator in writing its position on and desired resolution of such Arbitrable Matter. Such submission shall be made within ten (10) days of the selection or appointment of the arbitrator, and the arbitrator shall rule on the Arbitrable Matter within ten (10) days of receipt of the written submissions by both Parties. The arbitrator shall select one of the Parties’ positions as his or her decision, and shall not have authority to render any substantive decision other than to so select the position of either Regeneron or Sanofi. Except as provided in the preceding sentence, such arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator’s ruling shall be final and binding upon the Parties. The costs of any arbitration conducted pursuant to this Section 13.2 shall be borne equally (50%/50%) by the Parties. The Parties shall use diligent efforts to cause the completion of any such arbitration within sixty (60) days following a request by any Party for such arbitration.
(c)    Material Breach Under Section 12.2. The issue that shall be submitted to the arbitrator shall be whether the breach committed by a Party meets the requirements for a material breach under Section 12.2.
(d)    Audit Disputes. The issue that shall be submitted to the arbitrator shall be the results of an audit as described under Section 7.2(d).
13.3    Expert Panel Disputes    .
(a)    Overview. In the event of an Expert Panel Dispute between the Parties, the Parties shall use all reasonable efforts to resolve any such Expert Panel Dispute by good faith negotiation and discussion. In the event that the Parties are unable to resolve any such Expert Panel Dispute within ten (10) Business Days of receipt by a Party of notice of such Expert Panel Dispute, either Party may submit the Expert Panel Dispute to the Executive Officers for resolution, specifying the nature of the Expert Panel Dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

Officers shall diligently and in good faith attempt to resolve the referred Expert Panel Dispute within ten (10) Business Days of receiving such written notification. Any final decision mutually agreed to by the Executive Officers shall be conclusive and binding on the Parties. In the event the Executive Officers are unable to resolve any such Expert Panel Dispute, the Parties shall refer such Expert Panel Dispute to an Expert Panel for resolution in accordance with Section 13.3(b).
(b)    Expert Panel.
(i)    In the event of any Expert Panel Dispute that cannot be resolved by the Executive Officers pursuant to Section 13.3(a), either Party may by written notice to the other Party require the specific issue in dispute to be submitted to a panel of experts (“Expert Panel”) in accordance with this Section 13.3(b). The specific issue to be decided by the Expert Panel with respect to (A) any Budget Dispute shall be limited to [***] each proposed budget submitted by a Party pursuant to Section 13.3(b)(iv), (B) any [***] shall be limited to [***], (c) with respect to a [***] shall be limited to whether or not [***], and (d) with respect to a Post-POC Plan Dispute shall be limited to a determination of [***], based on [***].
(ii)    Within fifteen (15) Business Days of such notice, each Party shall appoint to the Expert Panel an individual who (A) has expertise in the pharmaceutical or biotechnology industry and the specific matters at issue, (B) is not a current or former director, employee or consultant of such Party or any of its Affiliates, or otherwise has not received compensation or other payments from such Party (or its Affiliates) for the past five (5) years and (C) has no known personal financial interest or benefit in the outcome or resolution of the dispute, and the appointing Party shall give the other Party written notice of such appointment; provided that for such appointment to be effective and for such individual to serve on the Expert Panel, such individual must deliver to the other Party a certificate confirming that such individual satisfies the criteria set forth in clauses (A) through (C) above, disclosing any potential conflict or bias and certifying that, as a member of the Expert Panel, such individual is able to render an independent decision.
(iii)    Within fifteen (15) Business Days of the appointment of the second (2nd) expert, the two (2) appointed experts shall agree on an additional expert who meets the same criteria as described above, and shall appoint such expert as chair of the Expert Panel. If the Party-appointed experts fail to timely agree on a third (3rd) expert, then upon the written request of either Party, each Party-appointed expert shall, within five (5) Business Days of such request, nominate one expert candidate and the American Arbitration Association shall, within five (5) Business Days of receiving the names of the Parties’ respective nominees, select one of those experts to serve as the chair of the Expert Panel. Each expert shall agree, prior to his or her appointment, to render a decision as soon as practicable after the appointment of the full Expert Panel.
(iv)    In the case of a Budget Dispute, within ten (10) Business Days of the appointment of the third (3rd) expert, each Party shall submit to the Expert Panel in

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

writing its proposed version of the Disputed Budget. The specific issue that shall be submitted to the Expert Panel shall be limited to [***] budgets that are submitted. In connection with reaching its decision, the Expert Panel may order the Parties to produce any documents or other information that are relevant to the Expert Panel’s decision. The Expert Panel shall select from the Parties’ proposed budgets the one that [***], and shall not have authority to render any substantive decision other than to so select the proposed budget of either Regeneron or Sanofi. The budget selected by the Expert Panel shall be the final Tail Period Budget and binding on the Parties unless and until such budget is later amended by the mutual agreement of the Parties in accordance with Section 2.6 and this Agreement. Such decision shall be rendered by the Expert Panel no later than ten (10) Business Days after receipt by the Expert Panel of the Parties’ respective proposed budgets.
(v)    In the case of a [***] Dispute, within ten (10) Business Days of the appointment of the third (3rd) expert, each Party shall submit to the Expert Panel in writing its position as to [***]. The specific issue that shall be submitted to the Expert Panel shall be limited to [***]. In connection with reaching its decision, the Expert Panel may order the Parties to produce any documents or other information that are relevant to the Expert Panel’s decision. The Expert Panel shall determine [***], and shall not have authority to render any substantive decision other than to so [***]. The [***] selected by the Expert Panel shall be the [***] that is deemed to be [***] and such selection shall be binding on the Parties. Such decision shall be rendered by the Expert Panel no later than ten (10) Business Days after receipt by the Expert Panel of the Parties’ respective proposals.
(vi)    In the case of a [***] Dispute, within ten (10) Business Days of the appointment of the third (3rd) expert, each Party shall submit to the Expert Panel in writing its position with respect to whether the proposed [***] that is the subject of such dispute is or is not [***], and each Party may include any documentation or other information that such Party determines may be relevant to the Expert Panel’s decision; provided, that neither Party shall have the right to submit further documentation or other information to the Expert Panel after the expiration of such ten- (10-) Business Day period. The specific issue that shall be submitted to the Expert Panel shall be limited to whether or not such [***] is or is not [***]. The Expert Panel shall determine whether or not such [***] is or is not [***], and shall not have authority to render any other substantive decision. The Expert Panel’s determination shall be final and binding on the Parties. Such decision shall be rendered by the Expert Panel no later than ten (10) Business Days after receipt by the Expert Panel of the Parties’ respective positions.
(vii)    In the case of a Post-POC Plan Dispute, within ten (10) Business Days of the appointment of the third (3rd) expert, each Party shall submit to the Expert Panel in writing its proposed version of the Disputed Plan Components. The specific issue that shall be submitted to the Expert Panel shall be limited to a determination of which of the proposed Post-POC Development Plans is [***]. In connection with reaching its decision, the Expert Panel may order the Parties to produce any documents or

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

other information that are relevant to the Expert Panel’s decision. The Expert Panel shall select the proposed Post-POC Development Plan that is [***], and the Expert Panel shall not have authority to render any substantive decision other than to so select the proposed Post-POC Development Plan of either Regeneron or Sanofi. The plan selected by the Expert Panel shall be the final Post-POC Development Plan unless and until such plan is later amended in accordance with the IO License and Collaboration Agreement. Such decision shall be rendered by the Expert Panel no later than ten (10) Business Days after receipt by the Expert Panel of the Parties’ respective proposed Post-POC Development Plans.
(viii)    Except as provided in clauses (iv), (v) or (vi) above, any arbitration conducted pursuant to this Section 13.3 shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The Expert Panel’s ruling shall be final and binding upon the Parties. The costs of any arbitration conducted pursuant to this Section 13.3(b) shall be borne equally (50%/50%) by the Parties. The Parties shall use diligent efforts to cause the completion of any such arbitration within forty-five (45) Business Days following a request by any Party for such arbitration. In rendering the final decision the Expert Panel shall be limited to choosing a resolution proposed by a Party without modification; provided, however, that in no event shall the Expert Panel render a decision that is inconsistent with this Agreement. The agreement of two (2) of the three (3) experts shall be sufficient to render a decision and the Parties shall abide by such decision.
ARTICLE 14
MISCELLANEOUS
14.1    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Except as set forth in ARTICLE 13, each Party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of New York, and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, waives any objections to such jurisdiction and venue and agrees not to commence any action, suit or proceeding relating to this Agreement except in such courts. Each Party further agrees that service of any process, summons, notice or document delivered by reputable international overnight courier service to its address set forth in Section 14.3 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
14.2    Waiver    . Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.
14.3    Notices. All notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth on Schedule 4 attached hereto and shall be (a) delivered personally, or (b) sent via a reputable international overnight courier service. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand or one (1) Business Day after it is sent via a reputable international overnight courier service. Either Party may change its address by giving notice to the other Party in the manner provided above.
14.4    Entire Agreement. This Agreement and the IO License and Collaboration Agreement contain the complete understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior understandings and writings relating to the subject matter hereof and thereof; provided that in the event of any conflict or inconsistency between this Agreement, on the one hand, and the IO License and Collaboration Agreement, on the other hand, this Agreement shall control regarding the Parties’ rights and obligations with respect to any IO Antibody, IO Discovery Program Antibody or Product Candidate prior to Sanofi’s exercise of its Opt-In Rights with respect to such Product Candidate, and the IO License and Collaboration Agreement shall control regarding the Parties’ rights and obligations with respect to any IO Licensed Product from and after the time a Product Candidate or Tail Early Offer Antibody becomes an IO Licensed Product (except to the extent otherwise expressly provided in this Agreement). For the avoidance of doubt, the Existing Discovery Agreement and the Existing License and Collaboration Agreement shall remain in full force and effect in accordance with their respective terms and any variation between a provision of this Agreement and a corresponding or similar provision of the Existing Discovery Agreement or the Existing License and Collaboration Agreement shall not be considered in the interpretation of this Agreement, the Existing Discovery Agreement or the Existing License and Collaboration Agreement.
14.5    Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of Sanofi and Regeneron.
14.6    Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided, that the Parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either Party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.
14.7    Registration and Filing of the Agreement. To the extent that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any Governmental Authority in accordance with applicable Laws, such Party may do so subject to

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

the provisions of Section 9.4. The other Party shall promptly cooperate in such filing or notification and shall promptly execute all documents reasonably required in connection therewith. The Parties shall promptly inform each other as to the activities or inquiries of any Governmental Authority relating to this Agreement, and shall promptly cooperate to respond to any request for further information therefrom.
14.8    Assignment. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Sanofi or Regeneron without (a) the prior written consent of Regeneron in the case of any assignment by Sanofi or (b) the prior written consent of Sanofi in the case of an assignment by Regeneron, except in each case (i) to an Affiliate of the assigning Party that has and will continue to have the resources and financial wherewithal to fully meet a Party’s obligations under this Agreement, provided that the assigning Party shall remain primarily liable hereunder notwithstanding any such assignment, or (ii) to any other party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise, so long as such Affiliate or other party agrees in writing to be bound by the terms of this Agreement. The assigning Party shall remain primarily liable hereunder notwithstanding any such assignment. Any attempted assignment in violation hereof shall be void.
14.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and shall also inure to the benefit of the Regeneron Indemnitees and Sanofi Indemnitees to the extent provided in the last sentence of Section 14.12.
14.10    Affiliates. Each Party may, and to the extent it is in the best interests of the IO Discovery Program shall, perform its obligations under this Agreement through one or more of its Affiliates. Each Party absolutely, unconditionally and irrevocably guarantees to the other Party the prompt and timely performance when due and at all times thereafter of the responsibilities, liabilities, covenants, warranties, agreements and undertakings of its Affiliates pursuant to this Agreement. Without limiting the foregoing, no Party shall cause or permit any of its Affiliates to commit any act (including any act or omission) which such Party is prohibited hereunder from committing directly. Each Party represents and warrants to the other Party that it has licensed or will license from its Affiliates the Patents and Know-How owned by its Affiliates that are to be licensed (or sublicensed) to the other Party under this Agreement.
14.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be executed by exchange between the Parties of electronically transmitted signatures (via facsimile, PDF format via e-mail or other electronic means) and such signatures shall be deemed to bind each Party hereto as if they were original signatures.
14.12    Third Party Beneficiaries. Except as provided below in this Section 14.12, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party hereto. Notwithstanding the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

foregoing, ARTICLE 10 is intended to benefit, and to be enforceable by, in addition to the Parties, the other Regeneron Indemnitees and Sanofi Indemnitees as if they were parties hereto, but this Agreement is only enforceable by the Parties.
14.13    Relationship of the Parties. Each Party shall bear its own costs and expenses incurred in the performance of its obligations hereunder without charge or expense to the other Party except as expressly provided for in this Agreement. Neither Sanofi nor Regeneron shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Regeneron’s legal relationship under this Agreement to Sanofi, and Sanofi’s legal relationship under this Agreement to Regeneron, shall be that of an independent contractor. Nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the Parties or any of their respective Affiliates.
14.14    Limitation of Damages. EXCEPT AS SET FORTH IN SECTION 12.9, IN NO EVENT SHALL REGENERON OR SANOFI BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY, REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE) AND REGARDLESS OF ANY PRIOR NOTICE OF SUCH DAMAGES EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE PAID TO A THIRD PARTY AS PART OF A THIRD PARTY CLAIM THAT IS COVERED BY THE INDEMNIFICATION OBLIGATIONS IN ARTICLE 10.
14.15    Non-Solicitation. During the Term and for a period of two (2) years thereafter, neither Party shall solicit or otherwise induce or attempt to induce any employee of the other Party directly involved in the performance of the IO Discovery Program to leave the employment of the other Party and accept employment with the first Party. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a Party solely as a result of an employee’s affirmative response to a general recruitment effort carried through a public solicitation or general solicitation.
14.16    Construction.
(a)    The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits. The words “will” and “shall” shall have the same meaning and, unless the context otherwise requires, the use of the word “or” is used in the inclusive sense (and/or). The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term, irrespective of whether such term is used with “without

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

limitation” or “without limiting” throughout this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.
(b)    The captions of this Agreement are for convenience or reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or in the intent of any provision contained in this Agreement. Unless otherwise specified, (i) the references in this Agreement to any Article, Section, Schedule or Appendix means references to such Article, Section, Schedule or Appendix of this Agreement, (ii) references in any section to any clause are references to such clause of such section and (iii) unless the context otherwise requires, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, so varied, replaced or supplemented and in effect at the relevant time of reference thereto.
(c)    Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement within a specified time period and notification of such approval or consent is not delivered within such time period, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent. This Agreement has been prepared jointly and the provisions contained herein shall not be construed or interpreted for or against any Party to this Agreement because such Party drafted or caused such Party’s legal representative to draft any provision contained herein.
(d)    In the event of any conflict between this Agreement and the Schedules, Exhibits or Appendices hereto, this Agreement shall prevail.
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Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

IN WITNESS WHEREOF, Sanofi and Regeneron have caused this Immuno-Oncology Discovery and Development Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SANOFI BIOTECHNOLOGY SAS

By:	/s/ Olivier Brandicourt
Name:	Olivier Brandicourt
Title:	Authorized Signatory

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Leonard S. Schleifer
Name:	Leonard S. Schleifer, M.D., Ph.D.
Title:	President & CEO

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 1
[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 2
Example IO Antibodies
[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 3
Manufacturing Cost
[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 4
Notices
If to Sanofi:
Sanofi Biotechnology SAS
54, rue La Boétie
75008 Paris
France
Attn: President

Copy (which shall not constitute notice) to:

Sanofi
54, rue La Boétie
75008 Paris
France
Attn: Executive Vice President and General Counsel

If to Regeneron:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
U.S.A.
Attention: President
Copy: General Counsel

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 5

Quarterly IOSC Update

[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

SCHEDULE 6
Opt-In Report
[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and three asterisks [***], have been separately filed with the Commission.

EXHIBIT A
Form of Opt-In Notice
[Sanofi Letterhead]
[DATE]
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention: President & CEO
Copy: General Counsel Regeneron Pharmaceuticals, Inc.
Reference is hereby made to the Immuno-Oncology Discovery and Development Agreement (the “IO Discovery Agreement”) by and between Sanofi Biotechnology SAS, a societe par actions simplifee, organized under the laws of France, having a principal place of business located at 54, rue La Boétie, 75008 Paris, France, and Regeneron Pharmaceuticals, Inc., a New York corporation with a principal place of business located at 777 Old Saw Mill River Road, Tarrytown, New York 10591. Capitalized terms used herein shall have the defined meanings set forth in the IO Discovery Agreement.
Pursuant to Section [__] of the IO Discovery Agreement, Sanofi hereby provides this Opt-In Notice to Regeneron to license [INSERT PRODUCT CANDIDATE] under the IO License and Collaboration Agreement. Sanofi has determined, in its reasonable opinion, that the Parties [are][OR][are not] required by applicable Law to file an HSR Filing with respect to the transactions contemplated by the IO License and Collaboration Agreement with respect to [INSERT PRODUCT CANDIDATE].  Effective immediately, [subject to Section 6.1(a) of the IO License and Collaboration Agreement, ][INSERT PRODUCT CANDIDATE] shall be considered an IO Licensed Product.

SANOFI BIOTECHNOLOGY SAS

By:    __________________________________
Name:
Title: